Exhibit 10.3

RADIANT GLOBAL LOGISTICS (CANADA) INC.

as Borrower

and

2062698 ONTARIO INC., RADIANT ROAD & RAIL, INC.,

Radiant Logistics, Inc., Radiant Global Logistics, Inc.,

Radiant Transportation Services, Inc., Radiant Logistics Partners LLC,

Adcom Express, Inc., DBA Distribution Services, Inc.,

International Freight Systems (of Oregon), Inc.,

RADIANT OFF-SHORE HOLDINGS LLC,

GREEN ACQUISITION COMPANY, INC.,

on time express, inc., radiant global logistics (ca), inc.,

radiant trade services, inc.,

Service by air, inc., radiant customs services, inc.,

highways & skyways, inc.,
RADIANT WORLD TRADE SERVICES, INC.,

RADIANT LOGISTICS GLOBAL SERVICES, INC.,

NAVEGATE, INC., CENTRADE, INC.,
NAVEGATE DOMESTIC, LLC, NAVEGATE LOGISTICS, LTD.,
RADIANT LOGISTICS DOMESTIC SERVICES, INC.

as Guarantors

and

FIERA PRIVATE DEBT FUND V LP

as Lender

$10,000,000 CREDIT FACILITIES SECOND AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF AUGUST 5, 2022

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TABLE OF CONTENTS

Article 1 MISCELLANEOUS		2
1.1	Formal Date	2
1.2	Definitions	2
1.3	Interpretation	21
1.4	Law Applicable	22
1.5	Currency	22
1.6	Entire Agreement	22
1.7	Successor Legislation	22
1.8	Assignment	22
1.9	Business Day	22
1.10	Severability	22
1.11	Application of GAAP	23
1.12	Execution	23
1.13	Schedules	23
1.14	Conflict	23
1.15	Permitted Liens	23
Article 2 REPRESENTATIONS AND WARRANTIES		24
2.1	Representations and Warranties	24
2.2	Survival of Representations, Warranties and Covenants	29
Article 3 REPAYMENT AND INTEREST		29
3.1	Principal Amount and Payments	29
3.2	Principal Repayment	29
3.3	Conditions Precedent	29
3.4	Compliance with the Interest Act (Canada)	32
3.5	Nominal Rate of Interest	32
3.6	Criminal Rate of Interest	32
3.7	Interest Calculation	32
3.8	Increased Costs, Capital Adequacy, etc.	32
3.9	Taxes	34
3.10	Prepayment	34
3.11	Place and Manner of Payment	35
3.12	No Set-Off	35
3.13	Interest on Overdue Amounts	35
3.14	Fee	35
Article 4 SECURITY		35
4.1	Security	35
4.2	Intercreditor Agreement	37
4.3	Discharge	37
4.4	Expropriation of Property	38
4.5	Grant of Security Interest – U.S. Obligors	38
Article 5 AFFIRMATIVE COVENANTS		40

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5.1	Financial Statements.	41
5.2	Certificates; Other Information.	41
5.3	Notices.	44
5.4	Payment of Obligations.	44
5.5	Preservation of Existence, Etc.	45
5.6	Maintenance of Properties.	45
5.7	Maintenance of Insurance.	45
5.8	Compliance with Laws.	46
5.9	Books and Records.	46
5.10	Inspection Rights.	46
5.11	Use of Proceeds.	47
5.12	Approvals and Authorizations.	47
5.13	Covenant to Guarantee Obligations.	47
5.14	Covenant to Give Security.	47
5.15	Anti-Corruption Laws; Sanctions.	47
5.16	Further Assurances.	48
5.17	Indemnity.	48
Article 6 Negative Covenants		48
6.1	Liens.	48
6.2	Debt.	50
6.3	Investments.	51
6.4	Fundamental Changes.	52
6.5	Dispositions.	52
6.6	Restricted Payments.	53
6.7	Change in Nature of Business.	54
6.8	Transactions with Affiliates.	54
6.9	Burdensome Agreements.	54
6.10	Use of Proceeds.	54
6.11	Financial Covenants.	54
6.12	Amendments of Constating Documents; Fiscal Year; Legal Name, Jurisdiction of Formation; Form of Entity and Accounting Changes.	55
6.13	Sale and Leaseback Transactions.	55
6.14	Prepayments, Etc. of Debt.	55
6.15	Amendment, Etc. of Debt.	56
6.16	Sanctions.	56
6.17	Anti-Corruption Laws.	56
6.18	Defined Benefit Pension Plans.	56
Article 7 DEFAULT		56
7.1	Events of Default	56
7.2	Waiver of Default	59
Article 8 ENFORCEMENT OF SECURITY		59
8.1	Remedies	59
8.2	Remedies Not Prejudiced by Delay	61
8.3	Yield Possession	61
8.4	Lender Entitled to Perform Covenants	61

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8.5	The Lender as Lender and Power of Attorney	62
8.6	For the Protection of the Lender	62
8.7	Charges for Late Payment	62
Article 9 APPLICATION OF FUNDS		62
9.1	Appointment of Receiver	62
9.2	Application of Funds	63
9.3	Deficiency	64
Article 10 NOTICES		64
10.1	Notices	64

SCHEDULE “A” PERMITTED LIENS

SCHEDULE “B” LOCATION OF ASSETS AND CHIEF EXECUTIVE OFFICES

SCHEDULE “C” CORPORATE CHART

SCHEDULE “D” AGREEMENT OF NEW OBLIGOR SUPPLEMENT TO LOAN AGREEMENT

SCHEDULE “E” disputes

SCHEDULE “F” EXISTING DEBT

SCHEDULE “G” EXISTING INVESTMENTS

SCHEDULE “H” FORM OF COMPLIANCE CERTIFICATE

SCHEDULE “I” TRANSACTIONS WITH AFFILATES

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS AGREEMENT made as of August 5, 2022.

A M O N G:

RADIANT GLOBAL LOGISTICS (CANADA) INC.

(the “Borrower”)

A N D:

2062698 ONTARIO INC.

RADIANT ROAD & RAIL, INC.

Radiant Logistics, Inc.

Radiant Global Logistics, Inc.

Radiant Transportation Services, Inc.

Radiant Logistics Partners LLC

Adcom Express, Inc.

DBA Distribution Services, Inc.

International Freight Systems (of Oregon), Inc.

RADIANT OFF-SHORE HOLDINGS LLC

GREEN ACQUISITION COMPANY, INC.

on time express, inc.

radiant trade services, inc.

RADIANT GLOBAL LOGISTICS (CA), INC.

SERVICE BY AIR, INC.

RADIANT CUSTOMS SERVICES, INC.

HIGHWAYS & SKYWAYS, INC.

RADIANT WORLD TRADE SERVICES, INC.

RADIANT LOGISTICS GLOBAL SERVICES, INC.

NAVEGATE, INC.

CENTRADE, INC.

NAVEGATE DOMESTIC, LLC

NAVEGATE LOGISTICS, LTD.

RADIANT LOGISTICS DOMESTIC SERVICES, INC.

(each individually a “Guarantor” and collectively the “Guarantors”)

A N D:

FIERA PRIVATE DEBT FUND V LP, by its sole general partner FIERA PRIVATE DEBT FUND GP INC.

(the “Lender”)

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

RECITALS

A. Pursuant to an amended and restated loan agreement dated as of March 13, 2020, as amended on February 22, 2022 and on June 29, 2022 (together, the “Original Loan Agreement”), the Lender agreed to establish term loan credit facilities in the maximum amount of C$10,000,000 for the Borrower, and the Borrower agreed to avail itself of such term loan credit facilities, on the terms and conditions as set out in the Original Loan Agreement.

B. The Guarantors, each an Affiliate of the Borrower, have agreed to guarantee the obligations of the Borrower to the Lender in relation to such term loan facility, on the terms and conditions specified in this Agreement, and in the guarantees provided in connection therewith.

C. The parties hereto wish to amend and restate the Original Loan Agreement to, among other things, amend the Covenants (Articles 5 and 6) and Default provisions (Article 7).

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto covenant and agree as follows:

Article 1
MISCELLANEOUS

1.1 Formal Date

For the purpose of convenience this Agreement may be referred to as bearing the formal date of March 13, 2020, irrespective of the actual date of execution thereof.

1.2 Definitions

For the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings and words defined elsewhere in this Agreement shall have the meaning ascribed to them therein:

(a) “Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

(b) “Advance” means the advance of monies made by the Lender to the Borrower under Section 3.1 of this Agreement.

(c) “Affiliate” shall have the meaning attributed to that term in the Securities Act (Ontario) and “affiliated” shall have like meaning.

(d) “Agent” means BANK OF AMERICA, N.A., a national banking association, as agent for the lenders under the B of A Loan Agreement.

(e) “Agreement of New Obligor” means an agreement of new obligor substantially in the form of Schedule “D” executed and delivered in accordance with the terms of this Agreement.

(f) “Applicable Law” means, with respect to any Person, property, transaction, event or other matter, (i) any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law, order or other requirement (including a requirement arising at common law) have the force of law, (ii) any policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (collectively, the “Law”) relating or applicable to such Person, property, transaction, event or other matter and also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

(g) “Attributable Debt” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

(h) “B of A Borrower” means the “Borrower”, as such term is defined in the B of A Loan Agreement.

(i) “B of A Debt” means “Obligations” of the B of A Borrower owing pursuant to the terms of the B of A Loan Agreement.

(j) “B of A Lenders” means the financial institutions party to the B of A Loan Agreement from time to time as lenders.

(k) “B of A Loan Agreement” means the Credit Agreement among the B of A Borrower, the B of A Lenders, the Subsidiaries of the Parent party thereto and the Agent dated as of [the date hereof], as further amended, supplemented, restated and modified from time to time.

(l) “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

(m) “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

(n) “Business Day” means a day other than Saturday, Sunday or a statutory holiday, or any other day upon which the Lender is not open for the transaction of business throughout normal business hours, at its principal office, in the City of Toronto.

(o) “Capital Expenditure” means all liabilities incurred or expenditures made by an Obligor or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

(p) “Capitalized Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

(q) “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

(r) “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent and its Subsidiaries free and clear of all Liens (other than Permitted Liens):

(i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof;

(ii) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a lender under the B of A Loan Agreement or (B) is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(iii) commercial paper issued by any Person organized under the Laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and

(iv) Investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

(s) “Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, overdraft facilities, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

(t) “Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with the Parent or any Subsidiary, is a Lender or an Affiliate of a Lender (in each case, as defined in the B of A Loan Agreement), or (b) at the time it (or its Affiliate) becomes a Lender (as defined in the B of A Loan Agreement), is a party to a Cash Management Agreement with the Parent or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender (in each case, under the terms of the B of A Loan Agreement)); provided, that, for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Agent, the applicable Cash Management Bank (other than the Agent or an Affiliate of the Agent) must have delivered a Secured Party Designation Notice (defined in the B of A Loan Agreement) to the Agent prior to such date of determination.

(u) “Change in Control” means (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Obligors (other than Radiant Logistics Partners LLC); (b) Parent and Bohn H. Crain (or his direct descendants) cease to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Radiant Logistics Partners LLC; (c) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) acquires ownership, directly or indirectly, beneficially or of record, of Equity Interests representing more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent than owned by Bohn H. Crain; (d) a change in the majority of directors of Parent during any 24 month period, unless approved by the majority of directors serving at the beginning of such period; (e) the sale or transfer of all or substantially all of an Obligor’s assets, except to another Obligor; or (f) a “change of control” as defined in the B of A Loan Agreement.

(v) “Claim” has the meaning ascribed thereto in Section 5.17.

(w) “Closing” means the date on which the Advance is released by the Lender after satisfaction of all conditions precedent, delivery of this Agreement and the Security.

(x) “Collateral” means the Property described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security.

(y) “Compliance Certificate” means a certificate substantially in the form of Schedule H.

(z) “Consolidated” means, when used with reference to financial statements or financial statement items of the Parent and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

(aa) “Consolidated EBITDA” means, for any period, the total of the following determined on a Consolidated basis for the Parent and its Subsidiaries in accordance with GAAP, (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods), (v) the amount of cost savings and synergies related to any Permitted Acquisition that are projected by the Borrower in good faith and certified by a Responsible Officer of the Borrower in writing (A) as being reasonably identifiable and reasonably attributable to the actions specified and (B) reasonably anticipated to result from actions taken (or with respect to which substantial steps have been taken or are expected to be taken) within 24 months after such Permitted Acquisition, which cost savings and synergies shall be calculated on a pro forma basis as though they had been realized on the first day of such period, net of the amount of actual benefits realized from such actions; provided, that, the aggregate amount added back pursuant to this clause (b)(v) when taken together with the aggregate amount added back pursuant to clause (b)(vi) shall not exceed ten percent (10%) of Consolidated EBITDA (calculated prior to giving effect to this addback and the addback provided for in clause (b)(vi) herein) in the aggregate for any period, (vi) severance costs, relocation costs, lease termination costs and restructuring costs associated with any Permitted Acquisition; provided, that, the aggregate amount added back pursuant to this clause (b)(vi) when taken together with the aggregate amount added back pursuant to clause (b)(v) shall not exceed ten percent (10%) of Consolidated EBITDA (calculated prior to giving effect to this addback and the addback provided for in clause (b)(v) herein) in the aggregate for any period, (vii) reasonable and documented costs, fees and expenses incurred on or before the date that is ninety (90) days after the date hereof in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents, (viii) reasonable and documented out-of-pocket fees and expenses incurred in connection with any Permitted Acquisition in an aggregate amount not to exceed ten percent (10%) of the respective target’s EBITDA for any such Acquisition, and (ix) Equity Credits less (c) without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period, non-cash gains (excluding any such non-cash gains to the extent there were cash gains with respect to such gains in past accounting periods).

(bb) “Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Subsidiaries on a Consolidated basis, the sum of: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Indebtedness hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all Purchase Money Debt; (c) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business); (e) all Attributable Debt; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) without duplication, all guarantees with respect to outstanding Debt of the types specified in clauses (a) through (f) above of Persons other than the Parent or any Subsidiary; and (h) all Debt of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or a Subsidiary is a general partner or joint venturer, unless such Debt is expressly made non-recourse to the Parent or such Subsidiary.

(cc) “Consolidated Interest Charges” means the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Parent and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period.

(dd) “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed Measurement Period to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

(ee) “Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and its Subsidiaries on a Consolidated basis for such period;

provided, that, Consolidated Net Income shall exclude (a) unusual and infrequent gains and unusual and infrequent losses for such period, (b) the net income of any Subsidiary of the Parent during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of the Parent of such income is not permitted by operation of the terms of its Constating Documents or any agreement, instrument or Law applicable to such Subsidiary of the Parent during such period, except that the Parent’s equity in any net loss of any such Subsidiary of the Parent for such period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of the Parent, except that the Parent’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of the Parent, such Subsidiary of the Parent is not precluded from further distributing such amount to the Parent as described in clause (b) of this proviso).

(ff) “Consolidated Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness as of such date less (ii) unrestricted and unencumbered (other than Liens in favour of the Lender, FPD V and the Agent) cash of the Obligors as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

(gg) “Constating Documents” means, with respect to any Person, as applicable:

(i) its certificate and/or articles of incorporation, association, amalgamation or continuance, memorandum of association, charter, declaration of trust, trust deed, partnership agreement, limited liability company agreement or other similar document;

(ii) its by-laws; and

(iii) all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Person’s Equity Interests;

all as in effect from time to time.

(hh) “Contract” means any agreement, contract, indenture, lease, deed of trust, licence, option, undertaking, promise or other commitment or obligation, whether oral or written, expressed or implied, other than a Permit.

(ii) “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

(jj) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and

“Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

(kk) “Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(iii) net obligations of such Person under any Swap Contract;

(iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligations, but only so long as such earn-out obligations are not due and payable);

(v) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi) all Attributable Debt in respect of Capitalized Leases and Synthetic Lease Obligations of such Person of such Person;

(vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(viii) all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Swap

Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

(ll) “Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

(mm) “Default” means an event which, with the giving of notice or the passage of time or the making of any determination or any combination thereof for herein could become an Event of Default.

(nn) “Defined Benefit Pension Plan” means a Pension Plan that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada).

(oo) “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by any Obligor or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

(pp) “Dispute” means any suit, action, dispute, investigation, claim, arbitration, legal, insolvency or other proceeding, appeal or application for review, whether at law, in equity or before any Governmental Authority, or any industrial or labour dispute, and includes any claim by any Governmental Authority regarding payment, collection, withholding or remittance of Taxes.

(qq) “Domestic Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.

(rr) “Employee Plan” means a Pension Plan, a Welfare Plan or both.

(ss) “Environmental Laws” means all Applicable Laws, by-laws, regulations relating in full or in part to the protection of the natural environment, including the storage, use, generation, handling, manufacturing, processing, treatment, release and disposal of “hazardous substances”, “contaminants” and “industrial waste” as defined in all applicable environmental protection legislation and specifically means and includes all applicable federal, state, provincial, territorial, local and foreign statutes, laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, all applicable Canadian, federal, provincial, municipal, or local laws, statutes or by laws or ordinances relating to the environment, occupational safety, health, product liability, and transportation, including, without limitation, the following: The Environmental Protection Act R.S.O. 1990, Chapter E.19, the Hazardous Products Act, R.S.C. 1985, c. H 3, the Canadian Environmental Protection Act, S.C. 1988, c. 22, and any other Applicable Laws, in each case as amended from time to time.

(tt) “Environmental Permit” means any permit, certification, registration, approval, identification number, license or other authorization required under any Environmental Law.

(uu) “Equity Credits” for any period, the sum of expenses incurred by the Obligors in the ordinary course of business in such period which are paid through the issuance of common stock (or options to purchase common stock) in the Parent in such period.

(vv) “Equity Interest” the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

(ww) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

(xx) “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

(yy) “ERISA Event” means (a) a Reportable Event with respect to a U.S. Pension Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a U.S. Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a U.S. Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a U.S. Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any U.S. Pension Plan; (g) the determination that any U.S. Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate or (i) a failure by the Parent or any ERISA Affiliate to meet all applicable requirements under the U.S. Pension Funding Rules in respect of a U.S. Pension Plan, whether or not waived, or the failure by the Parent or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

(zz) “Event of Default” means any of the events described in Section 6.1.

(aaa) “FPD IV” means Fiera Private Debt Fund IV LP.

(bbb) “Fiera IV Debt” means Debt of the Obligors owing to FPD IV pursuant to the terms of the FPD IV Loan Agreement.

(ccc) “Fiera IV Loan Agreement” means the Second Amended and Restated Loan Agreement among FPD IV, as Lender, and the obligors named therein dated as of the date hereof.

(ddd) “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

(eee) “generally accepted accounting principles” or “GAAP” means generally accepted accounting principles in effect from time to time in: (i) Canada in respect of any Obligor formed or existing under the laws of Canada or a Canadian province; or (ii) the United States in respect of any U.S. Obligor.

(fff) “Governmental Authorities” means (i) any government or political subdivision thereof national, state, territorial, foreign, provincial, county, municipal or regional having jurisdiction in the relevant circumstances; (ii) any agency or instrumentality of any such government, political subdivision or other government entity (including any central bank or comparable agency); (iii) any court, arbitral tribunal or arbitrator; and (iv) any non-government regulating body, to the extent that the rules, regulations or orders of such body have the force of law.

(ggg) “Guarantees” means the agreements of guarantee provided by the Guarantors to the Lender with regard to the obligations of the Borrower under, inter alia, this Agreement.

(hhh) “Guarantor” means each of those Persons executing this Agreement in that capacity.

(iii) “Indebtedness” means and includes all debts, liabilities and obligations of the Obligors to the Lender under or in connection with any Loan Document, including all principal, interest, interest on overdue interest and premium, costs and expenses payable by the Obligors pursuant to the provisions of any Loan Document, from time to time outstanding, and all other monies for the time being and from time to time owing by the Obligors to the Lender, including fees, commissions and legal and other costs, charges and expenses, and including interest, expenses and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.

(jjj) “Intellectual Property” has the meaning ascribed thereto in Section 2.1(o).

(kkk) “Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, dated as of the date hereof, among the Agent, FPD IV and the Lender, and the Obligors.

(lll) “Interest Rate Differential” means the premium equal to the difference between (i) the present value of the principal and interest payments that would have been made had the prepayment not been made, discounted at the rate determined by the Lender based on the yields on Government of Canada debt obligations having terms approximately equal to the term from the date of prepayment to the Maturity Date, and (ii) the face value of the principal amount being prepaid at the date of prepayment. The prepayment premium shall also apply to any repayment following the Indebtedness becoming due and payable under Section 6.2.

(mmm) “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Debt of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

(nnn) “Leverage Increase Period” has the meaning ascribed thereto in Section 6.11.

(ooo) “Lien” means an interest in Property securing an obligation owed to, or a claim by, another Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

(ppp) “Loan” means the loan in the initial principal amount advanced under Section 3.1 hereof pursuant to this Agreement and any additions or accruals thereto.

(qqq) “Loan Documents” means this Agreement, the Security, the Intercreditor Agreement and all other documents relating to the Loan.

(rrr) “Material” means (except when used as part of another term defined in a Loan Document), with reference to the matter described as Material, that it would reasonably be considered to be a factor by a prudent lender in its assessment of credit extended or to be extended to a borrower, and “Materially” has a corresponding meaning. If the importance of the matter described as Material can reasonably be measured in financial terms, an amount of less than $250,000 will not be considered to be Material.

(sss) “Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(ttt) “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Parent and its Subsidiaries taken as a whole; or (b) a material adverse effect on the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party; or (c) a material impairment of (i) the rights, remedies and benefits available to, or conferred upon, the Lender under any Loan Document or (ii) the ability of any Obligor to perform its Obligations under any Loan Document to which it is a party.

(uuu) “Material Contract” means any agreement or arrangement to which an Obligor or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to subordinated Debt, or to Debt in an aggregate amount of $250,000 or more.

(vvv) “Maturity Date” means June 1, 2024.

(www) “Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Borrower (or, for purposes of determining pro forma compliance, the most recently completed four (4) fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.1).

(xxx) “Obligors” means, collectively, the Borrower, the Guarantors and each guarantor from time to time that becomes a party to this Agreement; and references to “the Obligors” shall be interpreted to mean “the Obligors or any of them”.

(yyy) “Ordinary Course of Business” means the ordinary course of business of any Obligor or Subsidiary, consistent with past practices and undertaken in good faith.

(zzz) “Parent” means Radiant Logistics, Inc., a Delaware corporation.

(aaaa) “Pension Plan” means a “pension plan” or “plan” within the meaning of the applicable pension benefits legislation in any jurisdiction of Canada, which is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of any Obligor.

(bbbb) “Permits” means franchises, licences, qualifications, authorizations, consents, certificates, registrations, exemptions, waivers, filings, grants, notifications, privileges, rights, orders, judgments, rulings, directives, permits and other approvals, obtained from or required by a Governmental Authority.

(cccc) “Permitted Acquisition” means an Investment consisting of an Acquisition by any Obligor; provided that (a) no Default shall have occurred and be continuing or would result from such Acquisition, (b) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Obligors and their Subsidiaries were engaged in on the date hereof (or any reasonable extensions or expansions thereof), (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Lender a certificate of a Responsible Officer of the Borrower demonstrating that (i) the Obligors would be in compliance with the financial covenants set forth in Section 6.11 recomputed as of the end of the Measurement Period most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or 5.1(b) after giving effect to such Acquisition on a Pro Forma Basis and (ii) the Consolidated Net Leverage Ratio would not be greater than (A) with respect to any Qualified Acquisition, 3.25 to 1.00 and (B) with respect to any other such Acquisition, 2.75 to 1.00, in each case, recomputed as of the end of the Measurement Period most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or 5.1(b) after giving effect to such Acquisition on a Pro Forma Basis, (e) the representations and warranties made by the Obligors in each Loan Document shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct at and as if made as of the date of such Acquisition (after giving effect thereto) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto), (f) if such transaction involves the purchase of an interest in a partnership between any Obligor as a general partner and entities unaffiliated with the Borrower as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly owned by such Obligor newly formed for the sole purpose of effecting such transaction, and (g) immediately after giving effect to such Acquisition, there shall be at least $25,000,000 of availability existing under the Revolving Facility (as such term is defined in the B of A Loan Agreement).

(dddd) “Permitted Transfers” means (a) Dispositions of inventory by the Parent or any Subsidiary in the ordinary course of business; (b) Dispositions of Property to an Obligor; provided, that, if the transferor of such Property is the Parent or any Subsidiary then the transferee thereof must be a Obligor; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries; and (e) the sale or disposition of Cash Equivalents for fair market value.

(eeee) “Person” includes an individual, a partnership, a joint venture, a trust, an unincorporated organization or any other association, a corporation and a government or any department or agency thereof.

(ffff) “Pledged Equity” means, with respect to each Obligor, 100% of the issued and outstanding Equity Interests of each Subsidiary of the Parent that is directly owned by such Obligor, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including the following:

(i) all Equity Interests or other property representing a dividend or other distribution on or in respect of any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights or options or other property issued to or received or receivable by the holder of, or otherwise in respect of the Pledged Equity; and

(ii) in the event of any consolidation or amalgamation involving the issuer of any Pledged Equity and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or amalgamation, to the extent that such successor Person is a direct Subsidiary of an Obligor.

(gggg) “PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Lender’s security interest in and Lien on any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

(hhhh) “Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of any Subsidiary or of all or substantially all of a division or a line of business or for any Acquisition, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 6.11, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and the following pro forma adjustments shall be made:

(i) in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the division, line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such Measurement Period;

(ii) in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the Property, division, line of business or the Person subject to such Acquisition shall be included in the results of the Borrower and its Subsidiaries for such Measurement Period;

(iii) interest accrued during the relevant Measurement Period on, and the principal of, any Debt repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Parent and its Subsidiaries for such Measurement Period; and

(iv) any Debt actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Debt at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Obligors for such Measurement Period.

(iiii) “Property” means, with respect to any Person, any or all of its present and future undertaking, Property and assets, whether tangible or intangible, real or personal and includes rights under Contracts and Permits.

(jjjj) “Purchase Money Debt” means (a) Debt (other than the Indebtedness) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Indebtedness) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

(kkkk) “Qualified Acquisition” means a Permitted Acquisition with aggregate consideration of at least $25,000,000; provided, that, for any such Permitted Acquisition to qualify as a Qualified Acquisition, a Responsible Officer of the Parent shall have delivered to the Lender a certificate (any such certificate, a “Qualified Acquisition Notice”) on or prior to the consummation of such Permitted Acquisition, (x) certifying that the Permitted Acquisition meets the $25,000,000 threshold above and (y) notifying the Lender that the Parent has elected to treat such Permitted Acquisition as a Qualified Acquisition.

(llll) “Qualified Acquisition Notice” has the meaning specified in the definition of “Qualified Acquisition”.

(mmmm) “Qualified Acquisition Pro Forma Determination” means, to the extent required in connection with determining the permissibility of any Permitted Acquisition that constitutes a Qualified Acquisition, the determination required by clause (d) in the definition of “Permitted Acquisition”.

(nnnn) “Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

(oooo) “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of an Obligor, solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of an Obligor and, solely for purposes of notices given pursuant to Article 3, any other officer or employee of the applicable Obligor so designated by any of the foregoing officers in a notice to the Lender or any other officer or employee of the applicable Obligor designated in or pursuant to an agreement between the applicable Obligor and the Lender. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. To the extent requested by the Lender, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Lender, appropriate authorization documentation, in form and substance satisfactory to the Lender.

(pppp) “Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Parent or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Parent or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Obligor or any of its Subsidiaries, now or hereafter outstanding.

(qqqq) “Sale and Leaseback Transaction” means, with respect to any Obligor or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Obligor or such Subsidiary shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

(rrrr) “Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

(ssss) “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

(tttt) “Secured Cash Management Agreement” means any Cash Management Agreement between any Obligor and/or any of its Subsidiaries, on the one hand, and any Cash Management Bank, on the other hand.

(uuuu) “Security” means the Security Agreements, the Guarantees, assignments and any other instrument or agreement which purports to secure the Indebtedness provided in accordance with the terms of this Agreement and as listed in Section 4.1.

(vvvv) “Security Agreement” has the meaning ascribed thereto in Section 4.1(b)(i).

(wwww) “Statutory Plan” means any benefit plan that an Obligor is required by statute to participate in or contribute to in respect of any current or former employee, director, officer, shareholder, consultant or independent contractor of that Obligor, or any dependent of any of them, including the Canada Pension Plan, the Quebec Pension Plan and plans administered pursuant to applicable legislation regarding health, tax, workers’ compensation insurance and employment insurance.

(xxxx) “Subsidiary” means any entity at least 50% of whose voting securities or Equity Interests is owned by an Obligor or any combination of Obligors (including indirect ownership by an Obligor through other entities in which the Obligor directly or indirectly owns 50% of the voting securities or Equity Interests).

(yyyy) “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

(zzzz) “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

(aaaaa) “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

(bbbbb) “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable to them.

(ccccc) “this Agreement”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Loan Agreement and not to any particular section or other portion hereof, and include any and every instrument supplemental or ancillary hereto, or in implement hereof, and the expressions “article” or “section” followed by a number mean and refer to the specified article or section of this Agreement.

(ddddd) “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(eeeee) “U.S. Obligor” means any Obligor formed or existing under the laws of a jurisdiction within the United States.

(fffff) “U.S. Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to U.S Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

(ggggg) “U.S. Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Parent and any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

(hhhhh) “U.S. Subsidiary” means any Subsidiary organized under any political subdivision of the United States.

(iiiii) “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

(jjjjj) “Welfare Plan” means any deferred compensation, bonus, share option or purchase, savings, retirement savings, retirement benefit, profit sharing, medical, health, hospitalization, insurance or any other benefit, program, agreement or arrangement, funded or unfunded, formal or informal, written or unwritten, that is applicable to any current or former employee, director, officer, shareholder, consultant or independent contractor of any Obligor, or any dependent of any of them, except a Pension Plan or a Statutory Plan.

1.3 Interpretation

(a) Words importing the singular number shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender.

(b) The Article and section headings are not to be considered part of this Agreement, are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the content thereof, and shall not affect the construction or interpretation of this Agreement.

(c) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Property, including cash, securities, accounts and contract rights.

(d) For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary” and (k) “general security agreement” shall be deemed to include “deed of hypothec”.

(e) All references to (i) any document, instrument or agreement include any amendments, amendments and restatements, waivers and other modifications- extensions or renewals (to the extent permitted by the Loan Documents); (ii) any section means, unless the context otherwise requires, a section of this Agreement; (iii) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached to this Agreement, which are hereby incorporated by reference: and (iv) any Person include successors and assigns of such Person.

(f) Reference to an Obligor’s “knowledge” or similar concent means actual knowledge of an officer of such Obligor. or knowledge that such officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.4 Law Applicable

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

1.5 Currency

All dollar amounts referred to in this Agreement, and all payments to be made hereunder, are in Canadian Dollars. All dollar amounts referred to in this Agreement are expressed in Canadian Dollars.

1.6 Entire Agreement

This Agreement, including the schedules hereto, the Security, and any agreement collateral hereto or thereto constitutes the entire agreement between the parties, and may not be amended or modified in any respect except by written instrument signed by the parties hereto, and all other agreements, undertakings, representations and writings, oral or written, are entirely replaced thereby and are no longer effective.

1.7 Successor Legislation

Any statute referred to herein or in any other Loan Document shall be deemed to include that statute as amended, restated and/or replaced from time to time, and any successor legislation to the same general intent and effect.

1.8 Assignment

This Agreement shall enure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by the Lender prior to an Event of Default with the prior written consent of the Borrower and after an Event of Default without consent, in which event the Borrower and each Guarantor shall attorn in all respects to such assignment and the assignee thereof. Neither the Borrower nor any Guarantor may assign this Agreement without the consent of the Lender.

1.9 Business Day

If under the provisions of this Agreement any amount is to be paid or any act or thing is to be done or step is to be taken on a day other than a Business Day, then such amount shall be paid or such act, thing or step shall be done or taken on the next Business Day.

1.10 Severability

In the event that any one or more provisions contained in this Agreement or any other Loan Document required hereunder to be delivered to the Lender, shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality and enforceability of the remaining provisions hereof or of the security shall not be affected or impaired thereby. The Parties shall engage in good faith discussions to replace any provision that is deemed to be invalid, illegal or unenforceable with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

1.11 Application of GAAP

Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Obligors delivered to the Lender before the Closing and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Obligors’ certified public accountants concur in such change, the change is disclosed to the Lender.

1.12 Execution

This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same Agreement. Delivery of an executed signature page to this Agreement by each of the parties by facsimile or other electronic form of transmission shall be as effective as delivery by each party of an original executed copy of this Agreement.

1.13 Schedules

The following schedules are incorporated herein and form part of this Agreement.

Schedule “A” - Permitted Liens
Schedule “B” - Location of Assets and Chief Executive Offices
Schedule “C” - Corporate Chart
Schedule “D” - Agreement of New Obligor
Schedule “E” - Disputes

Schedule “F” - Existing Debt

Schedule “G” - Existing Investments

Schedule “H” - Form of Compliance Certificate

Schedule “I” - Transactions with Affiliates

1.14 Conflict

Subject to Section 4.2, in the event of any conflict between any term, condition or provision of this Agreement and any other Loan Document (other than the Intercreditor Agreement), then the term, condition or provision of this Agreement shall govern.

1.15 Permitted Liens

The designation of a Lien to be a Permitted Lien is not, and shall not be deemed to be, an acknowledgment by the Lender that the Lien shall have priority over the Security.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties

The Obligors jointly and severally represent and warrant to the Lender, and acknowledge that the Lender is relying on such representations and warranties in entering into this Agreement and in making the Advance hereunder, as follows:

(a) Status

Each Obligor has been duly incorporated or created and organized and is a validly existing corporation or limited liability company, under the laws of its governing jurisdiction, and has full capacity and power to carry on its business as presently conducted and to own or lease Property and holds all necessary Material Permits and consents to carry on such business in all jurisdictions in which it does so.

(b) Power and Authority

Each Obligor has the power to enter into, execute, deliver and perform this Agreement and the Security to which it is a party and, in the case of the Borrower, is duly authorized to borrow the monies herein contemplated.

(c) Non-Violation of Other Instruments and Authorization

(i) The borrowing of money by the Borrower, the entering into and performance of this Agreement, the Security and any other agreement collateral hereto or thereto by each Obligor, and the granting of the Security to which it is a party to be given hereunder does not conflict, and will not conflict with, and does not result, and will not result with the passage of time or otherwise, in a breach or violation of, or constitute a default under, such Obligor’s Constating Documents, or any of the covenants or the provisions contained in any Material Contract to which it is a party, or by which it or its assets are subject.

(ii) All necessary steps and proceedings have been taken, and all consents have been obtained to authorize the execution, delivery and performance of all Loan Documents.

(d) Valid Security

This Agreement and the Security create in favour of the Lender, as applicable, valid and binding and perfected obligations of each of the Obligors, to the extent each Obligor is a party thereto, on all of its respective right, title and interest in and to all of the Collateral which is the subject matter of the Security enforceable against such Obligor in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’

rights generally and to equitable remedies that may be granted only in the discretion of a court of competent jurisdiction.

(e) Title to Assets and Property

Each Obligor has good and marketable title to the Property owned by it, free and clear of Liens except for Permitted Liens and no Person has any agreement or right to acquire such properties out of the ordinary course of business.

(f) No Default

No Obligor is in default in the performance or observance of any of the obligations, covenants or conditions contained in any Material Contract, agreement or other instrument to which it is a party or by which it is bound. There exists no Default or Event of Default.

(g) Financial Condition

Since the date of the audited, consolidated, financial statements of the Parent and its consolidated Affiliates (the “Radiant Group”) as of and for the period ended June 30, 2021, with respect to the Parent and such consolidated Affiliates, there has occurred no Material Adverse Effect affecting any Obligor’s business or financial condition.

(h) Financial Information

All balance sheets, earnings statements and other financial data of the Borrower and Guarantors which have been delivered to the Lender are true and correct in all respects as of the respective dates thereof, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position and condition of the Borrower and Guarantors as of the respective dates thereof, subject, in the case of interim statements, to usual year end adjustments.

(i) No Disputes

Other than as set out in Schedule “E”, there are no Disputes pending or to the Obligors’ knowledge threatened against any Obligor in any court or before any other authority which could reasonably be expected to result in any Material Adverse Change in any Obligor’s business or financial condition, or which could reasonably be expected to Materially adversely affect the ownership, status or use of the Collateral.

(j) Judgments and Executions

As at the date hereof, there are no judgments or executions filed or pending against any Obligor.

(k) Insolvency Proceedings

No Obligor has made any assignment for the benefit of creditors, nor has any receiving order been made against any Obligor under the provisions of any state, provincial, territorial, federal or foreign law such as the U.S. Bankruptcy Code and the Bankruptcy and Insolvency Act, nor has any petition for such an order been served upon any Obligor, nor are there any proceedings in effect or threatened under the provisions of the U.S. Bankruptcy Code, the Winding-Up and Restructuring Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), nor has any receiver, receiver and manager, monitor, custodian or official with similar powers been appointed by court order or privately respecting any Obligor or its assets or Property; nor has any Obligor committed an act of bankruptcy; taken advantage of any act for bankrupt or insolvent debtors; filed a notice of intention to make a proposal or a proposal under the U.S. Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada); proposed a compromise or arrangement of its creditors generally, made any assignment for the benefit of creditors, taken any proceedings with respect to a compromise or arrangement, nor to have a receiver appointed over any part of its assets or Property.

(l) Leases

Each Obligor is in good standing under all leases to which it is a party, and no right currently exists in any lessor or lessee thereunder to terminate any such lease, and each such lease is its valid and binding obligation.

(m) Taxation Procedures

Each Obligor has duly and timely filed all Tax returns, elections and reports required to be filed by it, and each Obligor has paid all Taxes which are due and payable, and has paid all assessments and reassessments, and all other Taxes (including penalties, interest and fines) claimed against it which are due or payable by it on or before the date due and payable other than those: (i) in respect of which liability based on such returns is being contested in good faith and by appropriate proceedings where adequate reserves have been established in accordance with GAAP; and (ii) the effect of such proceedings is to stay any Lien, charge or seizure of Property. Adequate provision and installment payments have been made for Taxes and governmental royalties payable for the current period for which returns are not yet required to be filed. As of the date hereof there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax return, or payment of any Taxes, or deficiency.

(n) Employee Payments

Each Obligor has withheld from each payment to any of its officers, directors and employees the amount of all Taxes, including but not limited to, income Tax and other deductions required under Applicable Law to be withheld therefrom, and has paid the same to the proper Tax or other receiving officers within the time required under any applicable Tax legislation. Except as waived in writing by the Lender, no Obligor is subject to any claim by its employees arising from salary or benefits which have not been paid when due, all such salary and benefits being paid to date, except where such claims would not have a Material Adverse Effect on it.

Each Obligor has paid when due and in full all employee pensions and benefits payable by it, including, without limitation to the extent applicable, Workplace Safety & Insurance Board premiums, Employer Health Tax premiums, Canada Pension Plan contributions and Employment Insurance Commission premiums, and has remitted when required and in full all source deductions for income Tax, Canada Pension Plan contributions and Employment Insurance Commission premiums of its employees and all goods and services Tax and retail sales Tax paid and received by it.

(o) Ownership or Licence of Intellectual Property

Each Obligor owns or licenses all patents, industrial designs, trade-marks, service marks, trade secrets, environmental technology, confidential information, trade-names, goodwill, copyrights, software and all other forms of intellectual and industrial Property, and any registrations and applications for registration of any of the foregoing (collectively, the “Intellectual Property”), necessary for the conduct of its business and all such licenses are in good standing.

(p) Subsidiaries

The corporate chart appended hereto as Schedule “C” is true and correct on the date hereof.

(q) Contingent Liabilities and Debt

Each Obligor has disclosed to the Lender all contingent liabilities of such Obligor as at the date hereof, and as at the date hereof no Obligor has incurred any Debt which is not disclosed on or reflected in the financial statements provided to the Lender, other than Debt or contingent liabilities incurred by it or credit extended to it in the Ordinary Course of Business after the date of such financial statements.

(r) Location of Assets, Places of Business

The location of all of each Obligor’s Property and places of business is set out in Schedule “B”. Each Obligor’s registered and chief executive offices are set out in Schedule “B”.

(s) Compliance

Each Obligor is in compliance with its Constating Documents and is in compliance in all material respects with all Applicable Laws, including health, safety and employment standards, transportation, customs, labour codes and Environmental Laws.

(t) Employee Plans

All of the Material obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with each Obligor’s Employee Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of any Obligor’s Employee Plans. There is no Dispute (other than routine claims for benefits) pending or, to the Obligors’ knowledge, threatened, involving any Obligor’s Employee Plans, and no facts exist which could reasonably be expected to give rise to that type of Dispute which would have a Material Adverse Effect on such Obligor’s business or financial status. All contributions or premiums required to be made or paid by each of the Obligors to the Employee Plans have been made on a timely basis in accordance with the terms of such plans and all Applicable Laws.

(u) Labour Matters

There are no strikes or other labour disputes against any Obligor that are pending or, to the Obligors’ knowledge, threatened. All payments due from each Obligor on account of employee insurance and vacation pay have been paid or accrued as a liability on its books. Each Obligor is in Material compliance with the terms and conditions of any collective agreements, consulting agreements, management agreements and employment agreements.

(v) General Environmental Representations

As of the date hereof:

(i) The Obligors are not aware of any environmental problem or potential problem which could cause a Material Adverse Effect to it or any of its assets;

(ii) there is no action or other proceeding which has been commenced against it or any of its assets with respect to any breach of Environmental Laws;

(iii) it has not used any of its leased real Property, to manufacture, store or otherwise deal with any contaminants, pollutants, dangerous or toxic substances, liquid wastes or other hazardous substances except in Material compliance with all applicable Environmental Laws, and it has complied with all federal, provincial and municipal orders, regulations and by-laws relating to environmental matters; and

(iv) there have been no “spills” of “pollutants”, as those terms are defined in the Environmental Protection Act, R.S.O. 1990 c. E.19, for which it is responsible either as the “owner of the pollutant”, or “person having control of a pollutant” as those terms are defined in the Environmental Protection Act, R.S.O. 1990, c. E.19.

2.2 Survival of Representations, Warranties and Covenants

The covenants, agreements, representations and warranties set forth in this Agreement, and in any certificate or other Loan Document delivered hereunder, shall continue in full force and effect until repayment in full of all of the Indebtedness, notwithstanding any investigation made by the Lender or its counsel, or any other representative of the Lender, or the making of any Advance hereunder.

Article 3
REPAYMENT AND INTEREST

3.1 Principal Amount and Payments

(a) The Loan consists of a non-revolving term loan in the amount of Ten Million Dollars ($10,000,000), such amount was fully advanced by the Lender to the Borrower on June 27, 2017. As of the date hereof, the outstanding principal balance of the Loan is $3,265,674.17.

(b) Proof of Outstanding Loan Amount. The records maintained by the Lender of the amounts of the Loan advanced to the Borrower in connection with this Agreement, the amount of Advance of the Loan which are outstanding from time to time and the amount of interest and other fees and costs payable and paid under this Agreement, absent manifest error, shall constitute prima facie proof thereof in any legal proceedings or action in respect of this Agreement.

3.2 Principal Repayment

Commencing in the month immediately following the date of the Advance of the Loan, the Loan is repayable in eighty-four (84) equal consecutive blended monthly instalments of principal and interest for the eighty-four (84) months payable in the amount of ONE HUNDRED AND FORTY NINE THOUSAND TWO HUNDRED AND TWENTY ONE DOLLARS AND SIXTY-TWO CENTS ($149,221.62), in each case on the fifteenth (15th) day of each month, together with a final payment on the final month equal to the full amount of the Loan principal outstanding plus all unpaid interest and expenses payable on the Maturity Date. Interest payable pursuant to this Section 3.2 has been calculated in accordance with Section 3.7(b).

3.3 Conditions Precedent

The following conditions precedent shall be satisfied to the Lender’s sole discretion prior to the Closing:

(a) The Security shall be executed by the Obligors and, where applicable, in registerable form, and all registrations and other actions required to fully perfect and maintain the priority of the Security shall have been successfully completed to the satisfaction of the Lender’s counsel.

(b) The Lender must have received evidence that all Debt of the Obligors not forming part of the Permitted Debt has been paid and performed in full or will be concurrently with the Advance.

(c) The Lender must have received all statements, postponements and acknowledgements that are required in respect of other Liens affecting the Property of the Obligors to confirm that those Liens are Permitted Liens.

(d) The Lender must have received a copy of the Intercreditor Agreement, duly executed by the B of A Borrowers, the Obligors and the Agent.

(e) Legal opinions shall be issued by counsel for the Borrower and each Guarantor opining:

(i) as to the existence and good standing of the Borrower and such Guarantor;

(ii) as to the due authorization, execution, delivery, enforceability of the Loan Documents with respect to the Borrower and such Guarantor; and

(iii) as to such other matters as the Lender and the Lender’s counsel reasonably may specify.

(f) Current searches for the Borrower and for each Guarantor in those jurisdictions set out in Schedule “B” together with all subordinations, acknowledgements, releases and discharges to ensure the first priority position of the Security on the real and personal Property of the Borrower (subject to Permitted Liens and the terms of the Intercreditor Agreement) shall have been completed and received.

(g) Evidence of assignments of insurance as required by this Agreement, and conforming in all respects to the requirements of the Lender shall have been delivered, including a report addressed to the Lender from an insurance consultant appointed by the Lender reviewing the adequacy of insurance and evidence it is in full force and effect.

(h) A certificate of status or similar certificate for each Obligor from the applicable Governmental Authority, dated not earlier than (i) the Closing, in the case of the Canadian Obligors and (ii) thirty (30) days prior to the Closing, in the case of the U.S. Obligors, shall have been delivered to the Lender.

(i) An officer’s certificate for each Obligor in the required form of the Lender shall have been delivered, attaching (i) copies of the Constating Documents of the Obligor, together with a certificate of the Obligor certifying that its Constating

Documents are all of its Constating Documents and that such Constating Documents have not been amended; (ii) resolutions of the directors and/or shareholders of each Obligor, confirming that it has been authorized to execute, deliver and perform its obligations under this Agreement and the Loan Documents to which it is a party; and (iii) incumbency material.

(j) Such financial information in connection or in respect of the Obligors as may be required by the Lender, shall have been provided.

(k) The Borrower will have delivered to the Lender a written draw notice not less than ten (10) Business Days prior to the requested draw date, together with a direction re: funds.

(l) There will be no Default or Event of Default or default under any other Loan Document.

(m) There shall be no Material Adverse Change in any Obligor’s business or financial conditions since credit approval of the Loan.

(n) The Obligors will provide a certificate certifying that no Event of Default of this Agreement has occurred and is continuing and that all representations and warranties shall be true and correct on and as of the date of Advance.

(o) The Borrower will have delivered to the Lender (1) unaudited interim consolidated financial statements for the Radiant Group for the nine (9) month period ended March 31, 2017, and (2) unaudited interim consolidated financial statements for the Wheels Group for the nine (9) month period ended March 31, 2017.

(p) The Lender shall have received, and reviewed, agreements for any remaining subordinated indebtedness, mezzanine debt, equity or subordinated debt.

(q) The Borrower will have provided evidence that any applicable third party fees and expenses relating to completion of the loan transaction documented by this Agreement, including that of insurance consultants, legal counsel, and as to the conduct of due diligence, have been paid for, or provided for and payment will be made on a timely basis.

(r) The Lender shall be satisfied that the proceeds of the Loan to be advanced shall be used solely for the purpose of repaying an advance made by the Agent to the Borrower to finance the Borrower’s acquisition of certain assets of the logistics division of L.V. Lomas Limited and to fund working capital of the Borrower.

(s) All Taxes due and payable which relate to the Property shall be paid by the Borrower.

(t) Such other documents or items as the Lender, or its counsel, reasonably may require shall be delivered to the Lender.

3.4 Compliance with the Interest Act (Canada)

For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid under this agreement is to be calculated using a rate based on a period of time that is less than a calendar year, such rate determined pursuant to such calculation- when expressed as an annual rate, is equivalent to the stated rate multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and divided by the number of days used in such period of time.

3.5 Nominal Rate of Interest

The parties acknowledge and agree that all calculations of interest under this Agreement and the documents related thereto are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

3.6 Criminal Rate of Interest

Notwithstanding the foregoing provisions of this Article 3, the Borrower shall in no event be obliged to make any payments of interest or other amounts payable to the Lender hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

3.7 Interest Calculation

(a) Interest: The principal amount outstanding from time to time hereunder, as to the Loan, shall bear interest at 6.65%. If there is not a Government of Canada Bond with an equivalent term to that of the Loan, the yield on equivalent term bonds will be calculated as the interpolated mid-market semi-annual yield to maturity between the two Government of Canada bonds nearest the Maturity Date, one being prior to and the other being after the Maturity Date per annum, calculated and payable monthly in accordance with this section.

(b) Interest shall be calculated and payable monthly on the daily outstanding principal, and shall accrue both after and before maturity, default and judgment, with interest on overdue interest at the same rate computed from the date of each Advance calculated and payable monthly, in arrears, by 1:00 p.m. (EST) on the fifteenth (15th) day of each and every month in each and every year during the term commencing on the 15th day of the month next following the date of the Advance.

3.8 Increased Costs, Capital Adequacy, etc.

(a) If any change in Applicable Law:

(i) subjects the Lender to any cost or Tax or changes the basis of Taxation of payments due to the Lender or increases any existing cost or Tax on payments of principal, interest or other amounts payable by the Borrower to the Lender under this Agreement (except for increased Taxes on the overall net income, assets or capital of the Lender);

(ii) imposes, modifies or deems applicable any reserve, special deposit, regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or commitments of, or any other acquisition of funds for loans by, the Lender or any drafts accepted by the Lender;

(iii) imposes on the Lender a change in the manner in which the Lender is required to allocate capital resources to its obligations under this Agreement; or

(iv) imposes on the Lender any other cost, Tax or condition with respect to this Agreement,

and the result of (i), (ii), (iii) or (iv) is, in the determination of the Lender, acting reasonably, to increase the cost to the Lender, or to impose a liability on or to reduce the income or return receivable by the Lender in respect of this Agreement, the Borrower shall pay to the Lender that amount which indemnifies the Lender for such additional cost, liability or reduction in income or return (“Additional Compensation”). Upon the Lender having determined that it is entitled to Additional Compensation, it shall within ten (10) Business Days of becoming aware of such Additional Compensation promptly notify the Borrower. A certificate by a duly authorized officer of the Lender setting forth the amount of the Additional Compensation and the basis for it shall be prima facie evidence, in the absence of manifest error, of the amount of the Additional Compensation. The Additional Compensation shall accrue from the date of delivery of the certificate to the Borrower. If the Lender subsequently recovers all or a part thereof, it will repay an amount equal to such recovery to the Borrower. For greater certainty, it is acknowledged that, if such increased cost, liability or reduction in income or return is also applicable, in part, to dealings between the Lender and its other customers, the obligation of the Borrower under this section to provide compensation therefor will not arise unless the Lender, as a general practice, also requires compensation therefor from such other customers and will not exceed the amount that is directly proportionate to the extent to which such increased costs, liabilities or reductions in income or return are attributable to the Borrower and the Loan made by the Lender hereunder.

(b) If the Lender notifies the Borrower that Additional Compensation is owed to the Lender pursuant to Section 3.8(a), the Borrower shall have the right to make payment in full to the Lender in respect of the Loan within 30 days of the date specified of such notice, together with all unpaid interest accrued thereon to the date of repayment and all other reasonable expenses incurred in connection with the termination, together with the Accelerated Amount provided that in such circumstances the Additional Compensation shall not be payable as to any period of time after such repayment.

3.9 Taxes

The following shall apply as to Taxes payable:

(a) Any and all payments by or on account of any obligation of the Obligors hereunder shall be made free and clear of and without deduction for any Taxes; provided that if the Obligor(s) shall be required to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Obligor(s) shall make such deductions and (iii) the applicable Obligor(s) shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Borrower shall pay any such Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Obligors shall jointly and severally indemnify the Lender, within 10 days after written demand therefor, for the full amount of any such Taxes paid by the Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender, shall be prima facie evidence absent manifest error.

(d) As soon as practicable after any payment of any such Taxes by the Obligors to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

3.10 Prepayment

(a) Voluntary Prepayment. Subject to the terms of the Intercreditor Agreement, the Borrower is permitted to prepay the Loan in whole, but not in part, at any time, provided that the Borrower gives to the Lender thirty (30) days’ prior written notice, and at the time the Borrower makes prepayment pursuant to this section, the Borrower shall also pay to the Lender the Interest Rate Differential, if any and if positive.

(b) Mandatory Prepayment. Subject to the terms of the Intercreditor Agreement, in the event that the Borrower makes any mandatory prepayment under the Loan, whether in an Event of Default, on demand, or recalculation or otherwise, the Borrower shall pay to the Lender the Interest Rate Differential, if any and if positive.

3.11 Place and Manner of Payment

The Borrower shall pay to the Lender, the principal and interest due at or before 1:00 p.m. on the date on which such principal and interest is due at 20 Adelaide Street East, Suite 1500, Toronto, Ontario, or such other address as the Lender may advise from time to time by preauthorized chequing authority, and the Borrower will enter into any agreement and issue any payment instruction required to make payment on a direct pre-authorized debit from the Borrower’s account basis. The receipt of funds shall satisfy and discharge the liability for the principal and interest to the extent of the sums represented thereby, unless such payment shall for any reason be reversed, stopped or otherwise not made as full and final, in which case the payment will be replaced immediately on notice from the Lender.

3.12 No Set-Off

The obligations of the Borrower to make all payments of principal and interest and all other amounts due hereunder shall be absolute and unconditional, and shall not be affected by any circumstance, including without limitation, any set-off, compensation, counter-claim, recoupment, defence or other right which the Borrower, any Guarantor or any other Person may have against the Lender or anyone else for any reason whatsoever.

3.13 Interest on Overdue Amounts

If the Borrower fails to pay any installment of interest or principal on the date on which the same is due, the Borrower shall pay interest on such overdue amount at the rate of interest under this Agreement then in effect. At any time, upon and during the continuance of a default in the payment of any other amount (other than principal and interest) due under this Agreement or any of the other Loan Documents, the Borrower and the Guarantors shall pay interest on such overdue amount (which overdue amount, for greater certainty, shall not include overdue principal or interest) at a rate per annum equal to the applicable rate of interest under this Agreement then in effect plus 2%. Interest on overdue amounts shall be payable on demand and shall be calculated on a daily basis and compounded monthly from the date such amount becomes due and payable and for so long as such amount remains unpaid and on the basis of a year of 365 days. All interest provided for in this Agreement shall be payable both before and after maturity, default and judgment.

3.14 Fee

A commitment fee was paid by the Borrower to the Lender of one percent (1%) of the principal amount of the Loan or $100,000.00 on the date of the Advance.

Article 4
SECURITY

4.1 Security

(a) To secure the due and punctual payment of the Indebtedness, and to secure the due and punctual performance of the Borrower’s other obligations and covenants hereunder, the Borrower and the Guarantors shall execute and deliver, or cause to be executed and delivered to or assigned in favour of, the Security to the Lender.

(b) The security includes the following documents and instruments in favour of the Lender, all in form and substance satisfactory to the Lender and subject only to Permitted Liens and the Intercreditor Agreement:

(i) security over all present and future Property of each Obligor in the form of a general security agreement or as set forth in Section 4.5 herein, (each, a “Security Agreement”) constituting a first-priority Lien over such Property subject only to Permitted Liens, and other documents appropriate for the type of Property and the jurisdictions in which Property is located;

(ii) an assignment by way of security of all Intellectual Property licensed by the Obligors from time to time;

(iii) an assignment of all risks, fire and extended coverage insurance on all Property to the full insurable value and in any event not less than the principal amount of the Loan from time to time outstanding with losses payable to the Lender and a standard mortgage clause on an Insurance Bureau of Canada form; and

(iv) unconditional guarantees and indemnities by each of the Obligors (excluding the Borrower) of the Indebtedness and all other debts, liabilities and obligations of the Borrower to the Lender, which shall be unlimited.

(c) If at any time the Borrower owns, establishes or acquires a Subsidiary that is wholly owned by the Borrower directly or indirectly, the Borrower shall immediately cause that Subsidiary to become an Obligor, adopt this Agreement by delivering an agreement in the form of Schedule “D” so as to be bound by all of the terms applicable to Obligors as if it had executed this Agreement as an Obligor, and deliver a guarantee and indemnity and other security documents required to comply with Section 4.1(b), which shall become part of the Security. For the purposes of this Agreement, “wholly-owned” shall include any Subsidiary that is wholly-owned except for equity interests required by Applicable Law to be held by directors of the Subsidiary.

(d) Each Obligor shall, immediately on the acquisition of any Intellectual Property (other than Intellectual Property assumed or licensed by such Obligor in the Ordinary Course of Business from third parties and not created or developed by such Obligor), grant to the Lender a security interest in that Intellectual Property as part of the Security and cause the delivery of legal opinions and other supporting documents reasonably required by the Lender.

(e) Each Obligor shall, within thirty (30) days of the acquisition of any real Property by such Obligor, grant to the Lender a Lien on such real Property and cause the delivery of legal opinions and other supporting documents reasonably required by the Lender.

(f) In order to perfect the Security and in connection with the delivery of any Security, the Obligors shall, in consultation with the Lender, and as directed by the Lender in the case of any uncertainty:

(i) concurrently with the execution of any document forming part of the Security, arrange to register, file or record the document, notice thereof and/or, if applicable, financing statements or other prescribed statements in respect of the document, obtain agreements of other persons and take other actions, as may be necessary or desirable in perfecting, preserving or protecting the Security, wherever such registration, filing, recording, agreement or other action may be necessary or desirable;

(ii) whenever necessary or desirable, including in the case of a change of name of an Obligor or change in location of Property, arrange to renew or amend existing registrations, filings and recordings and make additional registrations, filings and recordings and take other actions as are necessary or desirable to maintain the perfection of the Security and to ensure it remains as valid and effective with the priority required by this Agreement and the Intercreditor Agreement; and

(iii) cause documents, including opinions of counsel and other supporting documents satisfactory to the Lender, to be delivered to the Lender evidencing the action taken and confirming that the provisions of this Section have been complied with.

(g) Nothing in this Section 4.1 that contemplates the Obligors owning, establishing, acquiring or transferring Property or Subsidiaries shall in any way modify any restriction on doing so elsewhere in this Agreement.

4.2 Intercreditor Agreement

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (a) any reference in this Agreement or any other Loan Document to “first priority lien” or words of similar effect in describing the Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in the Intercreditor Agreement and (b) in the event of any conflict between the express terms and conditions of this Agreement or any other Loan Document, on the one hand, and of the Intercreditor Agreement, on the other hand, the terms and provisions of the Intercreditor Agreement shall control.

4.3 Discharge

Once the Borrower has satisfied all of its obligations hereunder, the Lender shall, at the written request, and at the expense, of the Borrower, release and discharge all charges and Liens under the Security, and execute and deliver to the Borrower and each

Guarantor such deeds or other instruments as shall be required to release and discharge the charges and Liens thereof.

4.4 Expropriation of Property

(a) If any Obligor receives notice that any part of its Property or assets included in the Collateral has been, or is to be, expropriated or taken by similar proceedings, the Borrower shall forthwith deliver to the Lender a written notice setting out particulars of the expropriation. The Borrower shall, within five (5) Business Days of receipt by the Obligors of the proceeds payable in respect of such expropriation or taking, prepay (by payment to the Lender) the Loan as follows:

(i) firstly, in payment of, or reimbursement to the Lender of, the expenses, disbursements, Interest Rate Differential, and advances of the Lender (including any legal fees with respect thereto, on a solicitor and client basis) incurred or made in connection with the prepayment;

(ii) secondly, in payment of interest on overdue interest, interest and principal included in the Indebtedness, in that order of priority, and in the case of accrued and unpaid interest in reverse order of maturity; and

(iii) the surplus, if any, shall be paid to the Borrower or its assigns.

4.5 Grant of Security Interest – U.S. Obligors

(a) To secure the prompt payment and performance of: (a) all Indebtedness, each U.S. Obligor hereby grants to Lender a continuing security interest in and Lien upon all Property of such U.S. Obligor, including all of the following Property of such U.S. Obligor, whether now owned or hereafter acquired, and wherever located, subject in all cases to the Intercreditor Agreement:

(i) all Accounts;

(ii) all Chattel Paper, including electronic chattel paper;

(iii) all Commercial Tort Claims;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all General Intangibles, including Intellectual Property;

(vii) all Goods, including Inventory, Equipment and fixtures;

(viii) all Instruments;

(ix) all Investment Property;

(x) all Letter-of-Credit Rights;

(xi) all Supporting Obligations;

(xii) all monies, whether or not in the possession or under the control of Lender or a bailee or Affiliate of Lender, including any Cash Collateral;

(xiii) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xiv) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

(b) Lien on Deposit Accounts; Cash Collateral.

(i) Deposit Accounts. To further secure the prompt payment and performance of: (a) all Indebtedness of each U.S. Obligor, each U.S. Obligor hereby grants to the Lender a continuing security interest in and Lien on all amounts credited to any Deposit Account of such U.S. Obligor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each U.S. Obligor hereby authorizes and directs each bank or other depository to deliver to the Lender, upon request, all balances in any Deposit Account maintained by such U.S. Obligor, without inquiry into the authority or right of the Lender to make such request.

(ii) Cash Collateral. Any Cash Collateral may be invested, at the Lender’s discretion (and with the consent of the U.S. Obligor, as long as no Event of Default exists), but the Lender shall have no duty to do so, regardless of any agreement or course of dealing with any U.S. Obligor, and shall have no responsibility for any investment or loss. To further secure the prompt payment and performance of all Indebtedness of the U.S. Obligor the U.S. Obligor hereby grants to the Lender a continuing security interest in and Lien on all Cash Collateral held from time to time and all proceeds thereof, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. The Lender may apply Cash Collateral to the payment of any Indebtedness in such order as the Lender may elect, as they become due and payable.

(c) Lien on Real Estate. If any U.S. Obligor acquires any Real Estate, such U.S. Obligor shall, within 30 days, execute, deliver and record a mortgage sufficient to create a first priority Lien in favor of the Lender on such Real Estate.

(d) Other Collateral.

(i) Commercial Tort Claims. Each U.S. Obligor shall promptly notify the Lender in writing if the U.S. Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $50,000), shall take such actions as the Lender deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of the Lender.

(ii) Certain After-Acquired Collateral. Each U.S. Obligor shall promptly notify the Lender in writing if, after the Closing, such U.S. Obligor obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property (other than “shrink wrap”, “click wrap” or “off the shelf” software licensed in the ordinary course of business from third parties and not created or developed by any U.S. Obligor), Investment Property or Letter-of-Credit Rights and, upon the Lender’s request, shall promptly take such actions as The Lender deems appropriate to effect the Lender’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession or control agreement. If any Collateral is in the possession of a third party, at the Lender’s request, each U.S. Obligor Guarantor shall obtain an acknowledgment that such third party holds the Collateral for the benefit of the Lender.

(e) No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject the Lender to, or in any way modify, any obligation or liability of any U.S. Obligor relating to any Collateral.

(f) Further Assurances; Extent of Liens. All Liens granted to the Lender hereunder are for the benefit of the Lender. Promptly upon request, each U.S. Obligor shall deliver such instruments and agreements, and shall take such actions, as the Lender deems appropriate to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each U.S. Obligor authorizes the Lender to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such U.S. Obligor, or words to similar effect, and ratifies any action taken by the Lender before the Closing to effect or perfect its Lien on any Collateral.

(g) Certain Definitions. Capitalized terms not otherwise defined in this Section 4.5 shall have the meaning ascribed to such terms in the UCC in effect in the applicable jurisdiction in the United States.

Article 5
AFFIRMATIVE COVENANTS

Each of the Obligors hereby covenants and agrees that as of the date hereof and thereafter until the Maturity Date, such Obligor shall, and shall cause each of its Subsidiaries to:

5.1 Financial Statements.

Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) Business Plan and Budget. Within thirty (30) days after the end of each fiscal year of the Parent, an annual business plan and budget of the Parent and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Parent, in form satisfactory to the Lender, of Consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a quarterly basis for the then current fiscal year.

As to any information contained in materials furnished pursuant to Section 5.2(g), the Borrower shall not be separately required to furnish such information under Section 5.1(a) or 5.1(b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 5.1(a) and 5.1(b) above at the times specified therein.

5.2 Certificates; Other Information.

Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Parent. Unless the Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.

(b) Updated Schedules. Concurrently with the delivery of the Compliance Certificate referred to in Section 5.2(a) updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate (and assuming for such purposes that the reference to a date in each such representation is a reference to the date of such Compliance Certificate).

(c) Changes in Entity Structure. At least ten (10) days prior to any merger, consolidation, dissolution or other change in entity structure of any Obligor or any of its Subsidiaries permitted pursuant to the terms hereof, provide notice of such change in entity structure to the Lender, along with such other information as reasonably requested by the Lender. Provide notice to the Lender, not less than ten (10) days prior (or such extended period of time as agreed to by the Lender) of any change in any Obligor’s legal name, jurisdiction of organization, or organizational existence.

(d) Audit Reports; Management Letters; Recommendations. Promptly after any request by the Agent, FPD IV or the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Obligor by independent accountants in connection with the accounts or books of any Obligor or any of its Subsidiaries, or any audit of any of them.

(e) Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Lender pursuant hereto.

(f) Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Obligor or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to Section 5.1 or any other clause of this Section 5.2.

(g) SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by any Obligor or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Obligor or any Subsidiary.

(h) Notices. Not later than five (5) Business Days after receipt thereof by any Obligor or any Subsidiary, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Agent, FPD IV or the Lender, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Agent, FPD IV or the Lender may reasonably request.

(i) Environmental Notice. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Obligor or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

(j) Anti-Money-Laundering; Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

(k) Beneficial Ownership. To the extent any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to the Agent in relation to such Obligor that would result in a change to the list of beneficial owners identified in such certification.

(l) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Obligor or any Subsidiary, or compliance with the terms of the Loan Documents, as the Agent, FPD IV or the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.1(a) or 5.1(b) or Section 5.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at https://www.radiantdelivers.com/; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Agent); provided, that: (x) the Borrower shall deliver paper copies of such documents to the the Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (y) the Parent shall notify the Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Lender by e-mail electronic versions (i.e., soft copies) of such documents. The Lender shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by the Agent for delivery, and the Agent shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.3 Notices.

Promptly, but in any event within two (2) Business Days, notify the Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event or any failure by any Obligor or any Subsidiary to perform its obligations under a Pension Plan; and

(d) of any material change in accounting policies or financial reporting practices by any Obligor or any Subsidiary, including any determination by the Borrower referred to in Section 2.10(b) of the B of A Loan Agreement.

Each notice pursuant to this Section 5.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Obligors have taken and propose to take with respect thereto. Each notice pursuant to Section 5.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

5.4 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Taxes imposed upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

Withhold from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld and pay the amount withheld to the proper Tax or other receiving officers within the time required under any Applicable Law.

Collect from all Persons the amount of all Taxes required to be collected from them and remit the amount collected to the proper Tax or other receiving officers within the time required under any Applicable Law.

5.5 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.4 or 6.5;

(b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

5.6 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in working order and condition, ordinary wear and tear excepted; and

(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.7 Maintenance of Insurance.

(a) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than thirty (30) days’ prior notice to the Lender of termination, lapse or cancellation of such insurance, (ii) name the Lender as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Lender, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Lender.

(b) Evidence of Insurance. Cause the Lender to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Lender, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Lender that it will give the Lender thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Obligors shall provide, or cause to be provided, to the Lender, such evidence of insurance as required by the Lender, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Lender is not on the declarations page for such policy.

5.8 Compliance with Laws.

Comply with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

5.9 Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Obligor or such Subsidiary, as the case may be.

5.10 Inspection Rights.

(a) Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and no more than three (3) times per calendar year, upon reasonable advance notice to the Borrower; provided, that, when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

(b) If requested by the Lender in its sole discretion, permit the Lender and its representatives, upon reasonable advance notice to the Borrower, to conduct, at the expense of the Borrower, an annual (i) personal property asset appraisal on personal property Collateral of the Obligors and (ii) field exam on the accounts receivable, inventory, payables, controls and systems of the Parent and its Subsidiaries.

(c) If requested by the Lender in its sole discretion, permit the Lender, and its representatives, upon reasonable advance notice to the Borrower, to conduct an annual audit of the Collateral at the expense of the Borrower.

5.11 Use of Proceeds.

Use the proceeds of the Loan solely for the purposes set out in Section 3.3(r).

5.12 Approvals and Authorizations.

Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of Canada, and all approvals and consents of each other Person in Canada, in each case, that are required in connection with the Loan Documents, the failure of which to maintain, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.13 Covenant to Guarantee Obligations.

Within thirty (30) days (or such later date as the Lender may agree in its sole discretion) after any Person becomes a Domestic Subsidiary or a U.S. Subsidiary, cause such Person to (a) become a Guarantor by executing and delivering to the Lender an Agreement of New Obligor and such other documents as the Lender shall deem appropriate for such purpose, (b) upon the request of the Lender in its sole discretion, deliver to the Lender such Constating Documents, resolutions and favorable opinions of counsel as may be so requested by the Lender, and (c) become a party to the Intercreditor Agreement by executing and delivering to the Lender a debtor joinder agreement, all in form, content and scope reasonably satisfactory to the Lender. In addition, if any Subsidiary guarantees obligations under the B of A Loan Agreement and such Subsidiary is not otherwise required to become a Guarantor pursuant to the preceding provisions of this Section 5.13, cause such Subsidiary to comply with the requirements set forth in the preceding sentence and become a Guarantor hereunder.

5.14 Covenant to Give Security.

Each Obligor will cause the Pledged Equity and all of its tangible and intangible personal Property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of the Lender to secure the Indebtedness pursuant to the terms and conditions of the Loan Documents. Each Obligor shall provide (a) upon the request of the Lender in its sole discretion, opinions of counsel and (b) any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, in each case, all in form and substance reasonably satisfactory to the Lender. In addition, if any personal Property is pledged as collateral to secure obligations under the B & A Loan Agreement, cause such Property to be pledged as Collateral to secure the Indebtedness in accordance with the preceding provisions of this Section 5.14.

5.15 Anti-Corruption Laws; Sanctions.

Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada) and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

5.16 Further Assurances.

Promptly upon request by the Lender, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Lender, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Obligor’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Loan Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Obligor is or is to be a party.

5.17 Indemnity.

The Obligors shall, jointly and severally, indemnify the Lender and each partner, director, officer, consultant and advisor thereof against all suits, actions, proceedings, claims, losses (other than loss of profits), expenses (including reasonable fees, charges and disbursements of counsel), damages and liabilities (each, a “Claim”) that the Lender may sustain or incur as a consequence of (a) any default by any Obligor under this Agreement or any other document, or (b) any misrepresentation of any Obligor contained in any writing delivered to the Lender in connection with this Agreement, or (c) the Lender entering into this Agreement, or (d) the use of proceeds of the Loan by the Borrower, or (e) the operations of any Obligor, except that no indemnified Person will be indemnified for any Claim resulting from its own negligence or wilful misconduct. The obligations of each Obligor under this section are absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, whether or not occasioned by the fault of the Lender, except in respect of negligence or wilful misconduct by it or any Indemnified Person. The indemnity obligations of each Obligor under this section shall survive the repayment of the Loan and the termination of this Agreement.

Article 6
Negative Covenants

Each of the Obligors hereby covenants and agrees that as of the date hereof and thereafter until the Maturity Date, no Obligor shall, nor shall it permit any Subsidiary to, directly or indirectly:

6.1 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens in favour of FPD IV, subject to the terms set forth in the Intercreditor Agreement;

(c) Liens existing on the date hereof and listed on Schedule “A” and any renewals or extensions thereof; provided, that, (i) the Property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 6.2(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.2(b);

(d) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted; provided, that, adequate reserves with respect thereto are maintained on the books of the applicable Person;

(f) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or in respect of a Pension Plan;

(g) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights-of-way, restrictions and other similar encumbrances affecting real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 7.1(h);

(j) Liens securing Debt permitted under Section 6.2(c); provided, that, (i) such Liens do not at any time encumber any Property other than the Property financed by such Debt and (ii) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition;

(k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any of its Subsidiaries with a Lender under the B of

A Loan Agreement, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt;

(l) Liens arising out of judgments or awards not resulting in an Event of Default; provided, that, the applicable Obligor or Subsidiary of the Parent shall in good faith be prosecuting an appeal or proceedings for review;

(m) any interest or title of a lessor, licensor or sublessor under any operating lease, license or sublease entered into by any Obligor or any Subsidiary of the Parent in the ordinary course of business and covering only the assets so leased, licensed or subleased; and

(n) Liens on Collateral securing the Secured Obligations (as defined in the B of A Loan Agreement); provided, that, such Liens are subject to the Intercreditor Agreement; and

(o) other Liens securing Debt outstanding in an aggregate principal amount not to exceed $2,500,000; provided, that, no such Lien shall extend to or cover any Collateral.

6.2 Debt.

Create, incur, assume or suffer to exist any Debt, except:

(a) Indebtedness under the Loan Documents;

(b) Debt outstanding on the date hereof and listed on Schedule “F” and any refinancings, refundings, renewals or extensions thereof; provided, that, the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c) Debt in respect of Capitalized Leases, Synthetic Lease Obligations and Purchase Money Debt for fixed or capital assets within the limitations set forth in Section 6.1(j); provided, that, the aggregate amount of all such Debt at any one time outstanding shall not exceed $15,000,000;

(d) intercompany Debt arising from advances permitted under Section 6.3 (“Intercompany Debt”); provided that in the case of Debt owing by a Obligor to a Subsidiary that is not a Obligor (i) such Debt shall be subordinated prior to [incurring] the Debt in a manner and to an extent reasonably acceptable to the Lender and (ii) such Debt shall not be prepaid unless no Default exists immediately prior to or after giving effect to such prepayment;

(e) guarantees in respect of Debt otherwise permitted under this Section 6.2;

(f) Debt of any Person that becomes a Subsidiary after the date hereof in a transaction permitted hereunder in an aggregate principal amount not to exceed $5,000,000; provided, that, such Debt is existing at the time such Person becomes a Subsidiary and was not incurred solely in contemplation of such Person’s becoming a Subsidiary;

(g) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(h) Debt evidenced by the B of A Loan Agreement in an aggregate principal amount not to exceed USD$200,000,000 unless the Obligors exercise their right under the B of A Loan Agreement to increase the amount of the Revolving Facility (as that term is defined in the B of A Loan Agreement) in which event the aggregate principal amount shall not exceed USD$275,000,000, provided that (i) the Intercreditor Agreement has been fully executed and delivered to the Lender, and (ii) the Debt is subject to the terms of the Intercreditor Agreement;

(i) the FPD IV Debt, provided that (i) the Intercreditor Agreement has been fully executed and delivered to the Lender, and (ii) the Debt is incurred in accordance with the Intercreditor Agreement;

(j) Debt under Secured Cash Management Agreements; and

(k) other unsecured Debt not contemplated by the above provisions in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

6.3 Investments.

Make or hold any Investments, except:

(a) Investments held by the Parent and its Subsidiaries in the form of cash or Cash Equivalents;

(b) advances to officers, directors and employees of the Parent and its Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments consisting of ownership of Equity Interests in Subsidiaries outstanding on the date hereof, (ii) additional Investments in Obligors, (iii) additional Investments by Subsidiaries that are not Obligors in other Subsidiaries that are not Obligors and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Obligors in Subsidiaries that are not Obligors in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 6.2 (other than by reference to this Section 6.3 (or any sub-clause hereof));

(f) Investments existing on the date hereof (other than those referred to in Section 6.3(c)) and set forth on Schedule “G”;

(g) Permitted Acquisitions; and

(h) other Investments not contemplated by the above provisions not exceeding $5,000,000 in the aggregate in any fiscal year of the Borrower.

6.4 Fundamental Changes.

Merge, dissolve, liquidate, amalgamate or consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary of the Parent may merge or amalgamate with (i) the Borrower; provided, that, the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided, that, when any Obligor is merging with another Subsidiary, such Obligor shall be the continuing or surviving Person, and in respect of any amalgamation, the amalgamated Person shall deliver a confirmation and acknowledgement, and other ancillary documents to the Lender confirming that it is subject to all of the Indebtedness hereunder;

(b) any Obligor (other than the Parent) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent or to another Obligor;

(c) any Subsidiary that is not a Obligor may dissolve, liquidate or wind up its affairs; provided, that, its assets are transferred into another Obligor or Subsidiary; and

(d) any Obligor or any Subsidiary of the Parent may merge with any other Person in connection with a Permitted Acquisition provided, that, (i) if the Borrower is a party to such transaction, the Borrower is the continuing or surviving Person and (ii) if a Guarantor is a party to such transaction, such Guarantor is the surviving Person.

6.5 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Permitted Transfers;

(b) Dispositions of obsolete or worn-out Property, whether now owned or hereafter acquired, in the ordinary course of business;

(c) Dispositions of equipment or Real Estate to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property;

(d) Dispositions permitted by Section 6.4 (other than by reference to this Section 6.5 (or any sub-clause hereof));

(e) terminations of a lease for Property, including Real Estate, that is no longer necessary for the operations of the Obligors;

(f) sales to Orbian Financial Services II, LLC of accounts receivable owing by Siemens Corp. to one of the Obligors pursuant to a factoring agreement disclosed to the Agent prior to the date hereof; and

(g) other Dispositions so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 6.13, (iii) such transaction does not involve the sale or other disposition of a minority Equity Interests in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 6.5, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Obligors and their Subsidiaries in all such transactions occurring after the date hereof shall not exceed $5,000,000.

6.6 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to any Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Parent and its Subsidiaries may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; and

(c) the Parent may make other Restricted Payments; provided that after giving effect to any such Restricted Payment on a Pro Forma Basis the Consolidated Net

Leverage Ratio shall be less than 2.50 to 1.00 (or less than 2.75 to 1.00 during any Leverage Increase Period).

6.7 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

6.8 Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Obligor, (b) transfers of cash and assets to any Obligor, (c) intercompany transactions expressly permitted by this Agreement, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors, (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate, and (f) transactions existing as of the date hereof and set forth on Schedule “I”.

6.9 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation (except for this Agreement, the other Loan Documents and the B of A Loan Agreement) that (a) encumbers or restricts the ability of any such Person to (i) act as a Obligor; (ii) make Restricted Payments to any Obligor, (iii) pay any Indebtedness or other obligation owed to any Obligor, (iv) make loans or advances to any Obligor, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired, except, in the case of clause (a)(v) only, for any document or instrument governing Indebtedness incurred pursuant to Section 6.2(c); provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (b) requires the grant of any Lien on Property for any obligation if a Lien on such Property is given as security for the Indebtedness.

6.10 Use of Proceeds.

Use the proceeds of the Advance or any Credit Extension (as defined in the B of A Loan Agreement), whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

6.11 Financial Covenants.

(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Parent to be greater than 3.00 to 1.00; provided, that, for each of the four (4) fiscal quarters immediately following a Qualified Acquisition, commencing with the fiscal quarter in which such Qualified Acquisition was consummated (such period of increase, the “Leverage Increase Period”), the required ratio set forth above shall, upon receipt by the Lender of a Qualified Acquisition Notice, be increased to 3.50 to 1.00; provided, further, that, (i) there shall only be two (2) Leverage Increase Periods during the term of this Agreement, (ii) the maximum Consolidated Net Leverage Ratio shall revert to 3.00 to 1.00 at the end of such four (4) fiscal quarter period, (iii) the Parent may not elect a Leverage Increase Period for at least two (2) full fiscal quarters following the end of a Leverage Increase Period before a new Leverage Increase Period is available again and (iv) each Leverage Increase Period shall apply only with respect to the calculation of the Consolidated Net Leverage Ratio for purposes of determining compliance with this Section 6.11 and for purposes of any Qualified Acquisition Pro Forma Determination; provided, that, for purposes of determining the permissibility of any Qualified Acquisition, the Consolidated Net Leverage Ratio shall not be greater than 3.25 to 1.00, recomputed as of the end of the Measurement Period most recently ended for which the Parent has delivered financial statements pursuant to Section 5.1(a) or 5.1(b) after giving effect to such Acquisition on a Pro Forma Basis.

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Parent to be less than 3.00 to 1.00.

6.12 Amendments of Constating Documents; Fiscal Year; Legal Name, Jurisdiction of Formation; Form of Entity and Accounting Changes.

(a) Amend, modify or change its Constating Documents in a manner adverse to the Lenders;

(b) change its fiscal year;

(c) without providing ten (10) days prior written notice to the Lender (or such extended period of time as agreed to by the Lender), change its name, jurisdiction of formation, form of organization or principal place of business; or

(d) make any change in accounting policies or reporting practices, except as required by GAAP.

6.13 Sale and Leaseback Transactions.

Enter into any Sale and Leaseback Transaction.

6.14 Prepayments, Etc. of Debt.

Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Debt, except (a) the prepayment of the Credit Extensions in accordance with the terms of the B of A Loan Agreement, and (b) regularly scheduled or required repayments or redemptions of (i) the Debt set forth in Schedule

“F”, and refinancings and refundings of such Debt in compliance with Section 6.2(b), and (ii) Indebtedness under this Agreement and the Fiera IV Loan Agreement.

6.15 Amendment, Etc. of Debt.

Amend, modify or change in any manner any term or condition of any Debt (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to any Obligor or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

6.16 Sanctions.

Directly or indirectly, use the Advance or any Credit Extension provided for in the B of A Loan Agreement or the proceeds of the Advance or any Credit Extension provided for in the B of A Loan Agreement, or lend, contribute or otherwise make available such Advance, Credit Extension or the proceeds of any Advance or Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person of Sanctions.

6.17 Anti-Corruption Laws.

Directly or indirectly, use the Advance or any Credit Extension provided for in the B of A Loan Agreement or the proceeds of the Advance or any Credit Extension provided for in the B of A Loan Agreement for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada) and other anti-corruption legislation in other jurisdictions.

6.18 Defined Benefit Pension Plans.

Maintain, contribute to, or incur any liability or contingent liability in respect of a Defined Benefit Pension Plan.

Article 7
DEFAULT

7.1 Events of Default

Any of the following shall constitute an event of default (each, an “Event of Default”):

(a) Non-Payment. The Borrower or any other Obligor fails to pay (i) when and as required to be paid herein, any amount of principal of the Loan, or (ii) within three (3) days after the same becomes due, any interest on the Loan, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Obligor fails to perform or observe any term, covenant or agreement contained in (i) any of Section 5.3, 5.5, 5.8, 5.10, 5.11, 5.12, 5.15,

Article 6 or any Guarantee or (ii) any of Section 5.1 or 5.2 and, in the case of this clause (b)(ii), such failure continues for five (5) days; or

(c) Other Defaults. Any Obligor fails to perform or observe any other covenant or agreement (not specified in Section 7.1(a) or 7.1(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Obligor herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any Obligor or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt or guarantee (other than Indebtedness hereunder and Debt under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which an Obligor or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which an Obligor or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Obligor or such Subsidiary as a result thereof is greater than $2,500,000; or

(f) Insolvency Proceedings, Etc. Any Obligor or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under Applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for forty-five (45) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Obligor or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Obligor or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $2,500,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA, etc. (i) An ERISA Event occurs with respect to a U.S. Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Obligor under Title IV of ERISA to the U.S. Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,500,000, (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,500,000, or (iii) any failure by any Obligor or any Subsidiary to perform its obligations under a Pension Plan which has resulted or could reasonably be expected to result in liability of any Obligor in an aggregate amount in excess of $2,500,000; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Indebtedness arising under the Loan Documents, ceases to be in full force and effect; or any Obligor or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Obligor denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

or it is or becomes unlawful for a Obligor to perform any of its obligations under the Loan Documents; or

(k) Security. Any Security after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, or any Obligor shall assert the invalidity of such Liens; or

(l) Change of Control. There occurs any Change of Control; or

(m) B of A Loan Agreement. There occurs any “Event of Default” (as defined in the B of A Loan Agreement) or any comparable term under the B of A Loan Agreement.

If a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Lender as determined in accordance with Section 7.2 and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the Lender.

7.2 Waiver of Default

The Lender may at any time waive in writing any Default or Event of Default which may have occurred, provided that no such waiver shall extend to, or be taken in any manner whatsoever to affect, any subsequent Event of Default or the rights or remedies resulting therefrom. No delay or failure by the Lender to exercise any right or remedy hereunder shall impair any such right or remedy, or shall be construed to be a waiver of any Event of Default hereunder or under the Security, or acquiescence therein.

Article 8
ENFORCEMENT OF SECURITY

8.1 Remedies

Whenever the Security has become enforceable, but subject to the provisions hereof and subject in all respects to the terms of the Intercreditor Agreement:

(a) the Lender may proceed to enforce its rights by any action, suit, remedy or proceeding authorized or permitted by law or by equity, and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims lodged in any bankruptcy, winding-up or other judicial proceeding relative to any Obligor;

(b) the Lender may enter into and upon and take possession of all or any part of the Collateral, with full power to carry on, manage and conduct the business and operations of the Obligors, including the power to borrow monies or advance its own monies for the purpose of such business operations, the maintenance and preservation of the Collateral or any part thereof, the payment of Taxes, wages and other charges ranking in priority to the Indebtedness and operating expenses. The Lender shall specifically have the right to exercise the rights and remedies of the Obligors under any joint venture, limited partnership, trust or equivalent agreement or arrangement. The monies so borrowed or advanced shall be repaid by the Obligors on demand and until repaid with interest thereon at the rate per annum provided in Section 3.7 hereunder calculated monthly, in arrears, shall be paid in priority to the Indebtedness and shall be secured by the Security. The Lender shall have the right to demand and to receive the revenues, incomes, issues and profits of the Collateral and to pay therefrom all of its expenses, charges and advances in carrying on the business operations or otherwise, of the Obligors, and the payment of all Taxes, assessments and other charges against the Collateral ranking in priority to the Indebtedness, or payment of which may be necessary to preserve the Collateral, and to apply the remainder of the monies so received in accordance with the provisions hereof;

(c) the Lender may, either after entry as provided herein, or without any entry, and with or without possession or control of the Collateral sell and dispose of all the Collateral, either as a whole or in separate parcels at public auction, by tender, or by private contract at such time and on such terms and conditions, having first given such notice of the time and place of such sale, as it may think proper. The Lender may make such sale whether by auction, tender or private contract, either for cash, upon credit, or in exchange for bonds, mortgages, stocks or other securities of another Person, or any combination thereof upon such reasonable conditions as to terms of payment as it may deem proper, and upon any such sale, shall be obliged to account to the Obligors only in relation to monies actually received and only at the time of receipt. It shall be lawful for the Lender to rescind or vary any Contract of sale that may have been entered into, and resell with or under any of the powers conferred herein, to adjourn any such sale from time to time, and to execute and deliver to the purchaser or purchasers of the said Collateral, or any part thereof, good and sufficient deed or deeds for the same, the Lender being hereby irrevocably constituted an attorney of each Obligor for the purpose thereof, any such sale made as aforesaid shall be a perpetual bar both in law and equity against each Obligor and its assigns and all other Persons claiming the said Collateral or any part or parcel thereof, by, from, through, or under each Obligor or its assigns, and the proceeds of any such sale shall be distributed in the manner hereinafter provided;

(d) the Lender or any agent or representative thereof, may become the purchaser at any sale of the Collateral whether made under the power of sale herein contained, pursuant to foreclosure, or other judicial proceedings; and

(e) with respect to any U.S.-based Obligors, exercise any other rights or remedies afforded under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require such Obligors to assemble Collateral, at Obligors’ expense, and make it available to Lender at a place designated by Lender; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by any such Obligor, such Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Lender, in its discretion, deems advisable. Each such Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Lender may conduct sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by Applicable Law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

8.2 Remedies Not Prejudiced by Delay

No delay or omission of the Lender to exercise any remedy shall impair any such remedy, or shall be construed to be a waiver of any Event of Default hereunder or under the Security, or acquiescence therein.

8.3 Yield Possession

Upon the occurrence of an Event of Default which is continuing, the Obligors shall yield possession of the Collateral and the conduct of the business in connection therewith to the Lender and agree to put no obstacles in the way of, but to facilitate by all legal means, the actions of the Lender hereunder, and not to interfere with the carrying out of the powers hereby granted to it. Each Obligor shall forthwith, by and through its officers and directors, at any time upon the occurrence of an Event of Default which is continuing, and upon request in writing by the Lender, execute such documents and transfers as may be necessary to place the Lender in legal possession of the Collateral and its business in connection therewith, and thereupon all the powers and functions, rights and privileges of each and every of its directors and officers shall cease with respect to the possession of the Collateral, unless specifically continued in writing by the Lender, or unless the Collateral shall have been restored to the Obligors.

8.4 Lender Entitled to Perform Covenants

Upon the occurrence of an Event of Default which is continuing, the Lender may, in its discretion, perform any of the covenants of the Obligors capable of being performed by the Lender, and if any such covenant requires the payment or expenditure of money, the Lender may make payments or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation to do so, and all sums so expended or advanced shall be at once payable by the Borrower on demand, shall bear interest at the rate of twelve per cent (12%) per annum, calculated and payable monthly, in arrears, until paid, and shall be payable out of any funds coming into the possession of the Lender in priority to the Indebtedness, but no such performance or payment shall be deemed to relieve any Obligor from any Event of Default hereunder.

8.5 The Lender as Lender and Power of Attorney

Upon the occurrence of an Event of Default which is continuing, and written notification by the Lender, each Obligor hereby irrevocably appoints the Lender to be its attorney, and in its name and on its behalf, to execute and carry out any deeds, documents, transfers, conveyances, assignments, assurances, consents and things which such Obligor ought to, or may, sign, execute and do hereunder, and generally to use its name in the exercise of all or any of the powers hereby conferred on the Lender, with full power of substitution and revocation. Such appointment is coupled with an interest. In the exercise of all of its rights hereunder, the Lender shall be, so far as concerns responsibility for its action or inaction, the agent of the Obligors.

8.6 For the Protection of the Lender

In realizing upon the Collateral, the Lender shall not be responsible for any loss occasioned by any demand, collection, enforcement, sale or other realization thereof, or the failure to, or delay in, demand, collect, enforce or sell any portion, and the Lender shall not be bound to protect the Collateral from depreciating in value. Upon any sale or realization of the Collateral by way of public auction, the Lender may become purchaser free from any right or equity of redemption, which right or equity is expressly waived by the Obligors and the Lender may, in paying the purchase price, apply so much of the obligations of the Obligors hereunder on account of the purchase price as may be necessary for such purpose.

8.7 Charges for Late Payment

Notwithstanding any waiver or enforcement of an Event of Default hereunder, the Borrower acknowledges that the Lender shall be paid interest on overdue interest at the applicable rate set out in Section 3.7 and the sum of Two Hundred and Fifty Dollars ($250.00) in each instance, to compensate for costs, penalties or expenses caused to the Lender arising as a result of any payment made after its due date hereunder.

Article 9
APPLICATION OF FUNDS

9.1 Appointment of Receiver

If the Security shall become enforceable, the Lender may appoint a receiver, manager, or receiver and manager of the Obligors, and/or Collateral, or any part thereof (hereinafter called the “Receiver”), and may remove any Receiver so appointed and appoint another in his stead, and the following provisions shall take effect:

(a) such appointment may be made at any time after the Security shall have become enforceable and either before or after the Lender shall have entered into or taken possession of the Collateral or any part thereof, but such appointment may be revoked upon the direction in writing of the Lender;

(b) every such Receiver shall be vested with all or any of the powers and discretions of the Lender;

(c) such Receiver may carry on the business of the Obligors or any part thereof, and may exercise all the powers conferred upon the Lender hereby;

(d) the Lender may from time to time fix the remuneration of every such Receiver, which remuneration shall be reasonable, and direct the payment thereof out of the Collateral or the proceeds thereof in priority to payment of the Indebtedness;

(e) the Lender may from time to time require any such Receiver to give security for the performance of his duties, and may fix the nature and amount thereof, but shall not be bound to require such security;

(f) every such Receiver may, with the consent in writing of the Lender, borrow money for the purpose of carrying on the business of the Obligors, for the maintenance of the Collateral or any part or parts thereof, or for any other purposes approved by the Lender, and may issue security on the Collateral in priority to the Security and in the amounts from time to time required to carry out the duties of the Receiver appointed hereunder, which shall bear interest as shall be reasonably determined by the Receiver;

(g) save so far as otherwise directed by the Lender, all monies from time to time received by such Receiver shall be paid over to the Lender; and

(h) every such Receiver shall so far as concerns responsibility for his acts and omissions in exercising all or any of the powers and discretions conferred upon him hereunder, be deemed the agent of the Obligors and not of the Lender and the Lender shall not be responsible for any act or default of any Receiver.

9.2 Application of Funds

Except as otherwise herein provided, the monies arising from any enforcement of the Security shall be applied as follows:

(a) firstly, in payment of, or reimbursement to the Lender of, the expenses, disbursements, Interest Rate Differential, and advances of the Lender (including the fees and expenses of any Receiver, agent or representative appointed pursuant hereto or under the Security and any legal fees with respect thereto, on a solicitor and client basis) incurred or made in connection with the enforcement of this Agreement or the realization of the Security;

(b) secondly, in payment of interest on overdue interest, interest and principal included in the Indebtedness, in that order of priority, and in the case of accrued and unpaid interest in reverse order of maturity; and

(c) the surplus, if any, shall be paid to the Borrower or its assigns.

9.3 Deficiency

If the monies received by the Lender or any Receiver are insufficient to repay to the Lender all monies due to it, the Obligors shall forthwith pay or cause to be paid to the Lender such deficiency.

Article 10
NOTICES

10.1 Notices

Any demand or notice to be given by any party hereto to any other party shall be in writing and may be given by personal delivery, by prepaid registered mail or by electronic means addressed as follows:

(a) to the Borrower or any Guarantor:

c/o Radiant Logistics, Inc.

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, WA 98057

Attn. : Bohn H. Crain, CEO

Telecopy: (425) 943-4540

Email: bcrain@radiantdelivers.com

With a copy to:

Radiant Logistics, Inc.

Triton Towers Two

700 S. Renton Village Place, Seventh Floor

Renton, WA 98057

Attn.: Todd Macomber, Chief Financial Officer

Telecopy: (425) 943-4591

Email: tmacomber@radiantdelivers.com

and

Fox Rothschild LLP

2000 Market St., 20th Floor

Philadelphia PA 19103

Attn.: Stephen L. Cohen, Esquire

Telecopy: (215) 299-2150

Email: smcohen@foxrothschild.com

(b) to the Lender:

200 Bay Street, South Tower
Suite 3800
Toronto, ON M5J 2J1

Attention: Dino Fracassi
Email: dfracassi@fieracapital.com

With a copy to:

Allen McDonald Swartz LLP

100 King Street West, First Canadian Place

Suite 5600

Toronto, Ontario

M5X 1C9

Attention: Jennifer R. Allen

Email: jallen@amsbizlaw.com

and if given by registered mail shall be deemed to have been received by the party to whom it was addressed on the date falling four (4) Business Days following the date upon which it has been deposited in the post office with postage and cost of registration prepaid, and if personally delivered during normal business hours, when so delivered, and if delivered by email the third (3rd) business hour after transmission and confirmation of receipt. Provided that any of the above-named parties may change the address designated from time to time, by notice in writing to the other party hereto.

[Next page is the Signing Page]

IN WITNESS WHEREOF the parties hereto have executed this Loan Agreement as of date first above written.

BORROWER	RADIANT GLOBAL LOGISTICS (CANADA) INC.
	Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
GUARANTORS	2062698 ONTARIO INC.
	Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
SERVICE BY AIR, INC.
	Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
RADIANT ROAD & RAIL, INC.
	Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

RADIANT GLOBAL LOGISTICS (CA), INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
RADIANT CUSTOMS SERVICES, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title Chief Executive Officer and President
I have authority to bind the Corporation
Radiant Logistics, Inc.
Per:	/s/ Bohn H. Crain
Name Bohn H. Crain Title: Chief Executive Officer and Chairman
I have authority to bind the Corporation
Radiant Global Logistics, Inc.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

Radiant Transportation Services, Inc.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
Radiant Logistics Partners LLC
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Manager
I have authority to bind the Corporation
Adcom Express, Inc.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
HIGHWAYS & SKYWAYS, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

DBA Distribution Services, Inc.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

International Freight Systems (of Oregon), Inc.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
RADIANT OFF-SHORE HOLDINGS LLC
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
GREEN ACQUISITION COMPANY, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

on time express, inc.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
radiant trade services, inc.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
RADIANT LOGISTICS GLOBAL SERVICES, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
NAVEGATE, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

RADIANT WORLD TRADE SERVICES, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
CENTRADE, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
NAVEGATE DOMESTIC, LLC
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation
NAVEGATE LOGISTICS, LTD.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

RADIANT LOGISTICS DOMESTIC SERVICES, INC.
Per:	/s/ Bohn H. Crain
Name: Bohn H. Crain Title: Chief Executive Officer and President
I have authority to bind the Corporation

LENDER	FIERA PRIVATE DEBT FUND V LP by its sole general partner, FIERA PRIVATE DEBT FUND GP INC.
	Per:	/s/ Dino Fracassi
Name: Dino Fracassi Title: Managing Director
	Per:	/s/ Brian Ko
Name: Brian Ko Title: Managing Director
I/We have authority to bind the Corporation

SCHEDULE “A”

PERMITTED LIENS

US Obligors

Debtor	Jurisdiction	Secured Party	Filing #/Date	Collateral Description
Clipper Exxpress Company	DE	Banc of America Leasing & Capital, LLC	20183228000; 5/11/2018; amend 10/30/2018; amend 12/31/2019	Utility Refrigerated Trailers
Highways & Skyways, Inc.	KY	3M Company	2018-2943099-67.01; 1/24/18	Polymer Processing Additives/Parts
Navegate, Inc.	SD	De Lage Landen Financial Services	20221571254845; 6/6/2022	Equipment
Radiant Global Logistics, Inc.	WA	Wells Fargo Financial Leasing, Inc.	2016-193-4525-8; 7/11/16 2021-188-9561-9 7/7/2021	Leased Xerox Copiers
Radiant Global Logistics, Inc.	WA	Wells Fargo Financial Leasing, Inc.	2016-193-4526-5; 7/11/16 2021-189-9884-6 7/8/2021	Leased Xerox Copier
Radiant Global Logistics, Inc.	WA	Wells Fargo Bank, N.A.	2017-278-6922-6; 10/5/17	Crown Forklift

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

Radiant Global Logistics, Inc.	WA	Wells Fargo Bank, N.A.	2017-278-6924-0; 10/5/17	Crown Pallet Truck
Radiant Global Logistics, Inc.	WA	Wells Fargo Bank, N.A.	2017-278-6926-4; 10/5/17	Crown Forklift
Radiant Global Logistics, Inc.	WA	Wells Fargo Financial Leasing, Inc.	2018-004-8757-6; 1/4/18	Leased Xerox Copier
Radiant Global Logistics, Inc.	WA	Wells Fargo Financial Leasing, Inc.	2018-011-0666-7; 1/11/18	Leased Xerox Copier

Canadian Obligors

1. 2062698 ONTARIO INC.

None

2. RADIANT GLOBAL LOGISTICS (CANADA) INC.

A. Alberta

	Enquiry Page No.	Reg. No.	Debtors	Secured Parties
1.	2	19012107301 SECURITY AGREEMENT Date: 2019-JAN-21 Expires: 2024-JAN-21 23:59:59	RADIANT GLOBAL LOGISTICS (CANADA) INC. 1280 COURTNEYPARK DRIVE EAST MISSISSAUGA, ON L5T1N6 (Current )	WELLS FARGO EQUIPMENT FINANCE COMPANY 1290 CENTRAL PARKWAY W, SUITE 1100 MISSISSAUGA, ON L5C 4R3 (Current )

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

General Collateral
TWO HUNDRED EIGHTY-EIGHT (288) 2018 96'' BAYS OF SELECTIVE RACKING 3D STORAGE SOLUTIONS C/W 5 BEAM LEVELS AND WIRE MESH DECKS, SEVENTEEN (17) 2018 108'' DOUBLE WIDE BAYS OF PUSHBACK RACKING 3D STORAGE SOLUTIONS C/W 3 BEAM LEVELS AND 5 PALLETS DEEP AND FIVE (5) 2018 96'' DOUBLE WIDE BAYS OF RACKING INSIDE NEW CAGED AREA, 17' X 45' C/W 2 MAN DOORS, SLIDING DOOR AND 50 ROW END RACK GUARDS.
THE GOODS DESCRIBED HEREIN TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL OR PROCEEDS THEREOF, AND WITHOUT LIMITATION, MONEY, CHEQUES, DEPOSITS IN DEPOSIT-TAKING INSTITUTIONS, GOODS, ACCOUNTS RECEIVABLE, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE COLLATERAL, CHATTEL PAPER, INSTRUMENTS, INTANGIBLES, DOCUMENTS OF TITLE, SECURITIES, AND RIGHTS OF INSURANCE PAYMENTS OR ANY OTHER PAYMENTS AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL. (REFERENCE NO. 9991915001) (FOR INTERNAL USE ONLY) (AS MAY BE AMENDED OR UPDATED FROM TIME TO TIME)

	Enquiry Page No.	Reg. No.	Debtors	Secured Parties
2.	3	19022205725 SECURITY AGREEMENT Date: 2019-FEB-22 Expires: 2026-FEB-22 23:59:59	RADIANT GLOBAL LOGISTICS (CANADA) INC. 1280 COURTNEYPARK DRIVE E MISSISSAUGA, AB L5T 1N6 (Current )	CWB NATIONAL LEASING INC. 1525 BUFFALO PLACE WINNIPEG, MB R3T 1L9 (Current )
	General Collateral FORKLIFT COMES WITH RELATED COMPONENTS, AGREEMENT NUMBER 2924683 Particulars Purchase Money Security Interest. Serial Collateral MV - Motor Vehicle (74010CB20050) 2010 RAYMOND/7400R45TT
	Enquiry Page No.	Reg. No.	Debtors	Secured Parties

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

3.	4	19111809279 SECURITY AGREEMENT Date: 2019-NOV-18 Expires: 2026-NOV-18 23:59:59	RADIANT GLOBAL LOGISTICS (CANADA) INC. 1280 COURTNEYPARK DRIVE E MISSISSAUGA, ON L5T 1N6 (Current )	CWB NATIONAL LEASING INC. 1525 BUFFALO PLACE WINNIPEG, MB R3T 1L9 (Current )

General Collateral
AGREEMENT NUMBER 2964783, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM. EQUIPMENT LOCATION: 232 COUNTRY HILLS BLVD NE, CALGARY AB T3N 1A7

Particulars
Purchase Money Security Interest.

Serial Collateral
MV - Motor Vehicle (74010CB20049) 2010 Raymond 770R45TT FORKLIFT

	Enquiry Page No.	Reg. No.	Debtors	Secured Parties

B. Ontario

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
1.	763584597 PPSA	4	20200710 1816 5064 4430 Reg. 03 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	PNC VENDOR FINANCE CORPORATION CANADA			X	X	X	X

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

2020 LINDE MT20 (VIN: A18903X00026)

2020 LINDE MT20 (VIN: A18903X00034)

2020 LINDE MT20 (VIN: A18903X00021)

2020 LINDE MT20 (VIN: A18903X00031)

2020 LINDE MT20 (VIN: A18909X00018)

General Collateral Description:
QTY (1) 2020 LINDE MT20 ELECTRIC PALLET TRUCK S/N A18903X00026, A18903X00034, A18903X00021, A18903X00031, A18909X00018 TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO ALL THE ABOVE, AND TOGETHER WITH ALL PROCEEDS OF EACH OF THE ABOVE, INCLUDING WITHOUT LIMITATION, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, FIXTURES, CROPS, LICENCES, SUBSTITUTIONS, ACCOUNTS RECEIVABLE, RENTAL AND LOAN CONTRACTS, ALL PERSONAL PROPERTY RETURNED, TRADED-IN OR REPOSSESSED AND ALL INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
2.	760141728 PPSA	8	20200214 1434 1530 9163 Reg. 3 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	DE LAGE LANDEN FINANCIAL SERVICES CANADA INC.			X	X	X	X

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

2018 LINDE MT20 (VIN: A18903J00196)

2018 LINDE MT20 (VIN: A18903J00191)

2018 LINDE MT20 (VIN: A18903J00192)

2019 LINDE MT20 (VIN: A189V00020)

2019 LINDE MT20 (VIN: A189V00021)

General Collateral Description:
ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM.

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
3.	760048641 PPSA	13	20200211 1658 6005 7721 Reg. 07 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	CWB NATIONAL LEASING INC			X			X

2012 RAYMOND FORKLIFT 750-DR32TT (VIN: 750-12-BA34548)

2014 TOYOTA FORKLIFT 7FBE20 (VIN: 22571)

General Collateral Description:
AGREEMENT NUMBER 2966887, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

4.	757688526 PPSA	14	20191118 1331 6005 5751 Reg. 07 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	CWB NATIONAL LEASING INC.			X			X

2010 RAYMOND FORKLIFT 770R45TT (VIN: 740-10-CB20049)

General Collateral Description:
AGREEMENT NUMBER 2964783, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
5.	754720884 PPSA	15	20190823 1158 6005 3653 Reg. 06 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	CWB NATIONAL LEASING INC.			X

General Collateral Description:
ALL COMMERCIAL CLEANING EQUIPMENT-FLOOR SCRUBBER OF EVERY NATURE OR KIND DESCRIBED IN AGREEMENT NUMBER 2952766, BETWEEN THE SECURED PARTY AND THE DEBTOR, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
6.	751363119 PPSA	17	20190517 1852 5064 6366 Reg. 05 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	WELLS FARGO EQUIPMENT FINANCE COMPANY			X

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

General Collateral Description:
3D STORAGE SOLUTIONS 2019 RACKING AS PER INVOICE NO. 7659 INCLUDING BUT NOT LIMITED TO TWENTY (20) 144" TUNNEL BAYS, SIX (6) 136" BAYS, ONE (1) 120" BAY, TWENTY-TWO (22) 96" BAYS, TWO (2) 71" BAYS AND ONE (1) 24" TYING BAY COMPLETED WITH BEAMS LEVELS WITH WIRE MESH DECKS. 3D STORAGE SOLUTIONS 2019 SHELVING AS PER INVOICE NO.7659 INCLUDING BUT NOT LIMITED TO SIXTEEN (16) BAYS OF USED METALWARE SHELVING, 24" DEEP X 48" WIDE X 100" HIGH COMPLETE WITH 8 SHELVES PER BAY. THE GOODS DESCRIBED HEREIN TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL OR PROCEEDS THEREOF, AND WITHOUT LIMITATION, MONEY, CHEQUES, DEPOSITS IN DEPOSIT-TAKING INSTITUTIONS, GOODS, ACCOUNTS RECEIVABLE, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE COLLATERAL, CHATTEL PAPER, INSTRUMENTS, INTANGIBLES, DOCUMENTS OF TITLE, SECURITIES, AND RIGHTS OF INSURANCE PAYMENTS OR ANY OTHER PAYMENTS AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL. (REFERENCE NO. 9404259001) (FOR INTERNAL USE ONLY) (AS MAY BE AMENDED OR UPDATED FROM TIME TO TIME)

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
7.	750937266 PPSA	24	20190507 1050 6005 0668 Reg. 07 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	CWB NATIONAL LEASING INC.			X			X
2011 RAYMOND 540-OPC30TT PICKER (VIN: 540-11-C11012) General Collateral Description: AGREEMENT NUMBER 2928699
	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

8.	748516743 PPSA	25	20190222 1128 6005 8861 Reg. 07 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	CWB NATIONAL LEASING INC.			X			X
		2010 RAYMOND 7400 R45TT FORKLIFT (VIN: 740-10-CB20050) General Collateral Description: 2010 RAYMOND 7400 R45TT ELECTRIC DEEP REACH FORKLIFT WITH RELATED COMPONENTS. AGREEMENT NUMBER 2924683.
	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
9.	747715563 PPSA	26	20190121 1355 5064 3872 Reg. 05 year(s)	RADIANT GLOBAL LOGISTICS (CANADA) INC.	WELLS FARGO EQUIPMENT FINANCE COMPANY			X

Caution Filing

General Collateral Description:
TWO HUNDRED EIGHTY-EIGHT (288) 2018 96" BAYS OF SELECTIVE RACKING 3D STORAGE SOLUTIONS C/W 5 BEAM LEVELS AND WIRE MESH DECKS, SEVENTEEN (17) 2018 108" DOUBLE WIDE BAYS OF PUSHBACK RACKING 3D STORAGE SOLUTIONS C/W 3 BEAM LEVELS AND 5 PALLETS DEEP AND FIVE (5) 2018 96" DOUBLE WIDE BAYS OF RACKING INSIDE NEW CAGED AREA, 17' X 45' C/W 2 MAN DOORS, SLIDING DOOR AND 50 ROW END RACK GUARDS. THE GOODS DESCRIBED HEREIN TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL OR PROCEEDS THEREOF, AND WITHOUT LIMITATION, MONEY, CHEQUES, DEPOSITS IN DEPOSIT-TAKING INSTITUTIONS, GOODS, ACCOUNTS RECEIVABLE, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE COLLATERAL, CHATTEL PAPER, INSTRUMENTS, INTANGIBLES, DOCUMENTS OF TITLE, SECURITIES, AND RIGHTS OF INSURANCE PAYMENTS OR ANY OTHER PAYMENTS AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL. (REFERENCE NO. 9991915001) (FOR INTERNAL USE ONLY) (AS MAY BE AMENDED OR UPDATED FROM TIME TO TIME)

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
10.	739925991 PPSA	32	20180530 1430 5064 7668 Reg. 05 year(s)	WHEELS INTERNATIONAL INC.	WELLS FARGO EQUIPMENT FINANCE COMPANY			X			X

2018 SKYJACK SJ1114626 (VIN: 70033925)

2012 RAYMOND 740DR32TT (VIN: 740-12-CB26292)

2012 RAYMOND R45TT (VIN: 750-12-AC33613)

General Collateral Description:
ONE (1) SKYJACK SJ1114626 SCISSOR LIFT, S/N 70033925, C/W ALL ATTACHMENTS AND ACCESSORIES ONE (1) RAYMOND 740DR32TT REACH FORKLIFT, S/N 740-12-CB26292, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO? EXIDE CHARGER BEARING SERIAL NUMBER 144858 ONE (1) RAYMOND R45TT REACH FORKLIFT, S/N 750-12-AC33613, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO? EXIDE CHARGER BEARING SERIAL NUMBER 110914 THE GOODS DESCRIBED HEREIN TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL OR PROCEEDS THEREOF, AND WITHOUT LIMITATION, MONEY, CHEQUES, DEPOSITS IN DEPOSIT-TAKING INSTITUTIONS, GOODS, ACCOUNTS RECEIVABLE, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE COLLATERAL, CHATTEL PAPER, INSTRUMENTS, INTANGIBLES, DOCUMENTS OF TITLE, SECURITIES, AND RIGHTS OF INSURANCE PAYMENTS OR ANY OTHER PAYMENTS AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL. (REFERENCE NO. 9969269001) (FOR INTERNAL USE ONLY) (AS MAY BE AMENDED OR UPDATED FROM TIME TO TIME)

		39	20180614 1420 5064 8141 B RENEWAL Renew 01 year(s)	WHEELS INTERNATIONAL INC.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

40	20190115 1134 5064 3810 A AMENDMENT	WHEELS INTERNATIONAL INC. RADIANT GLOBAL LOGISTICS ( CANADA ) INC
Reason for Amendment: TO ADD NEW DEBTOR RADIANT GLOBAL LOGISTICS ( CANADA ) INC TO THE REGISTRATION.
41	20190617 1509 2078 5848 A AMENDMENT	RADIANT GLOBAL LOGISTICS(CANADA) INC.

Reason for Amendment:
TOO ADD COLLATERAL

General Collateral Description:
ONE (1) RAYMOND 750-R45TT FORKLIFT, S/N? 750-12-BC32956, ONE (1) NEW BATTERY - 36 VOLT, S/N ? 1B-2418-M19-CEIL WITH BATTERY WATERING SYSTEM

42	20190826 1153 2078 5956 A AMENDMENT	RADIANT GLOBAL LOGISTICS (CANADA) INC.

Reason for Amendment:
TO CORRECT THE GENERAL COLLATERAL DESCRIPTION

General Collateral Description:
ONE (1) RAYMOND 750-R45TT FORKLIFT, S/N 750-12-BC32956, ONE (1)NEW BATTERY - 36 VOLT, S/N IB-2418-M19-CEIL WITH BATTERY WATERING SYSTEM

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

43	20191008 0954 2078 6004 F PART DISCH	RADIANT GLOBAL LOGISTICS (CANADA) INC.
General Collateral Description: TO REMOVE THE FOLLOWING PIECE OF COLLATERAL FROM GENERAL DESCRIPTION ONE (1) RAYMOND 740DR32TT REACH FORKLIFT, S/N 740-12-CB26292
	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
11.	737598438 PPSA	44	20180326 1610 5064 5504 Reg. 05 year(s)	WHEELS INTERNATIONAL INC.	WELLS FARGO EQUIPMENT FINANCE COMPANY			X			X

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

General Collateral Description:
ONE (1) USED 2014 TOYOTA 7FBEU20 WHEEL ELECTRIC TRUCK, S/N 24341, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1958-H18 AND USED HERTNER CHARGER BEARING S/N R31314-2-2 ONE (1) USED 2014 TOYOTA 7FBEU20 WHEEL ELECTRIC TRUCK, S/N 24331, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1957-H18 AND USED HERTNER CHARGER BEARING S/N R31314-2-1 ONE (1) USED 2011 RAYMOND 740DR32TT DEEP-REACH FORKLIFT, S/N 740-11-CB26280, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1955-H18 AND USED EXIDE 666 CHARGER BEARING S/N 140930 ONE (1) USED 2012 RAYMOND 540-OPC30TT ORDER PICKER FORKLIFT, S/N 540-12-A15491, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1956-H18 AND USED CHARGER BEARING S/N D1124580 THE GOODS DESCRIBED HEREIN TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL OR PROCEEDS THEREOF, AND WITHOUT LIMITATION, MONEY, CHEQUES, DEPOSITS IN DEPOSIT-TAKING INSTITUTIONS, GOODS, ACCOUNTS RECEIVABLE, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE COLLATERAL, CHATTEL PAPER, INSTRUMENTS, INTANGIBLES, DOCUMENTS OF TITLE, SECURITIES, AND RIGHTS OF INSURANCE PAYMENTS OR ANY OTHER PAYMENTS AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL. (REFERENCE NO. 9957924001) (FOR INTERNAL USE ONLY) (AS MAY BE AMENDED OR UPDATED FROM TIME TO TIME)

53	20180328 1641 5064 5620 A AMENDMENT	WHEELS INTERNATIONAL INC.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

Reason for Amendment:
TO REPLACE THE EXISTING GENERAL COLLATERAL DESCRIPTION

General Collateral Description:
ONE (1) USED 2014 TOYOTA 7FBEU20 WHEEL ELECTRIC TRUCK, S/N 24341, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1966-H18-CEIL-SL AND USED HERTNER CHARGER BEARING S/N R31314-2-2 ONE (1) USED 2014 TOYOTA 7FBEU20 WHEEL ELECTRIC TRUCK, N/S 24331, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1965-H18-CEIL-SL AND USED HERTNER CHARGER BEARING S/N R31314-2-1 ONE (1) USED 2011 RAYMOND 740DR32TT DEEP-REACH FORKLIFT, S/N 740-11-CB26280, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1955-H18 AND USED EXIDE 666 CHARGER BEARING S/N 140930 ONE (1) USED 2012 RAYMOND 540-OPC30TT ORDER PICKER FORKLIFT S/N 540-12-A15491, C/W ALL ATTACHMENTS AND ACCESSORIES, INCLUDING BUT NOT LIMITED TO- NEW BATTERY BEARING S/N IB-1956-H18 AND USED CHARGER BEARING S/N D1124580 THE GOODS DESCRIBED HEREIN TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL OR PROCEEDS THEREOF, AND WITHOUT LIMITATION, MONEY, CHEQUES, DEPOSITS IN DEPOSIT-TAKING INSTITUTIONS, GOODS, ACCOUNTS RECEIVABLE, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE COLLATERAL, CHATTEL PAPER, INSTRUMENTS, INTANGIBLES, DOCUMENTS OF TITLE, SECURITIES, AND RIGHTS OF INSURANCE PAYMENTS OR ANY OTHER PAYMENTS AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL. (REFERENCE NO. 9957924001) (FOR INTERNAL USE ONLY) (AS MAY BE AMENDED OR UPDATED FROM TIME TO TIME)

62	20190115 1131 5064 3809 A AMENDMENT	WHEELS INTERNATIONAL INC. RADIANT GLOBAL LOGISTICS ( CANADA ) INC
Reason for Amendment: TO ADD NEW DEBTOR RADIANT GLOBAL LOGISTICS ( CANADA ) INC TO THE REGISTRATION.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

63	20190617 1517 2078 5849 A AMENDMENT	RADIANT GLOBAL LOGISTICS (CANADA) INC.

Reason for Amendment:
TO ADD COLLATERAL

General Collateral Description:
ONE (1) RAYMOND 750-R45TT, S/N ? 750-12- BC32953, ONE (1) NEW BATTERY - 36 VOLT, S/N ? IB-2419-M19-CEIL WITH BATTERY WATERING SYSTEM

64	20190826 1158 2078 5957 A AMENDMENT	RADIANT GLOBAL LOGISTICS (CANADA) INC.

Reason for Amendment:
TO CORRECT GENERAL COLLATERAL DESCRIPTION

General Collateral Description:
ONE (1) RAYMOND 750-R45TT, S/N 750-12-BC32953, ONE (1) NEW BATTERY - 36 VOLT, S/N IB-2419-M19-CEIL WITH BATTERY WATERING SYSTEM

65	20191008 0951 2078 6003 F PART DISCH	RADIANT GLOBAL LOGISTICS (CANADA) INC.

General Collateral Description:
TO REMOVE THE FOLLOWING PIECE OF COLLATERAL FROM GENERAL DESCRIPTION ONE (1) USED 2011 RAYMOND 740DR32TT DEEP-REACH FORKLIFT, S/N 740-11-CB26280 AND ONE (1) NEW BATTERY BEARING, S/N IB-1955-H18

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

66	20210706 1656 1902 1302 D ASSIGNMENT	WHEELS INTERNATIONAL INC.

WELLS FARGO EQUIPMENT FINANCE COMPANY
(Assignor)

TD EQUIPMENT FINANCE CANADA, A DIVISION OF THE TORONTO-DOMINION BANK
(Assignee)

WELLS FARGO EQUIPMENT FINANCE COMPANY
(Assignor)

THE TORONTO-DOMINION BANK
(Assignee)

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
12.	736966044 PPSA	68	20180305 1808 5064 4659 Reg. 05 year(s)	WHEELS INTERNATIONAL INC.	WELLS FARGO EQUIPMENT FINANCE COMPANY			X			X

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

2010 RAYMOND OPC30TT (VIN: 550-10-A10127)

2010 RAYMOND OPC30TT (VIN: 550-10-A09732)

2011 RAYMOND DR32TT (VIN: 740-11-FB23623)

General Collateral Description:
ONE (1) 2010 RAYMOND ORDERPICKER TRUCK, OPC30TT, S/N- 550-10-A10127 C/W NEW INDUSTRIAL BATTERY 24V, S/N- IB-1926-G18-CEIL AND USED CHARGER C+D 24V, FR12L640S, S/N- IPI-991039. ONE (1) 2010 RAYMOND ORDERPICKER TRUCK, OPC30TT, S/N- 550-10-A09732 C/W NEW INDUSTRIAL BATTERY 24V, S/N- IB-1927-G18-CEIL AND USED CHARGER BASSI, SR 6000, S/N- 64176. ONE (1) 2011 RAYMOND DOCKSTANCE REACH FORKLIFT, DR32TT, S/N- 740-11-FB23623 C/W NEW CHLORIDE BATTERY 36V, 18-19BS1080, S/N- CB5074W7 AND USED CHARGER DIBS 36V, 600 VAC ST18-3-1000, S/N- 116620. THE GOODS DESCRIBED HEREIN TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH THE COLLATERAL OR PROCEEDS THEREOF, AND WITHOUT LIMITATION, MONEY, CHEQUES, DEPOSITS IN DEPOSIT-TAKING INSTITUTIONS, GOODS, ACCOUNTS RECEIVABLE, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE COLLATERAL, CHATTEL PAPER, INSTRUMENTS, INTANGIBLES, DOCUMENTS OF TITLE, SECURITIES, AND RIGHTS OF INSURANCE PAYMENTS OR ANY OTHER PAYMENTS AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE COLLATERAL OR PROCEEDS OF THE COLLATERAL. (REFERENCE NO. 9954863001) (FOR INTERNAL USE ONLY) (AS MAY BE AMENDED OR UPDATED FROM TIME TO TIME)

75	20190115 1129 5064 3808 A AMENDMENT	WHEELS INTERNATIONAL INC. RADIANT GLOBAL LOGISTICS CANADA INC.
Reason for Amendment: TO ADD NEW DEBTOR RADIANT GLOBAL LOGISTICS CANADA INC. TO THE REGISTRATION.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

76	20190416 1707 5064 5551 A AMENDMENT	WHEELS INTERNATIONAL INC. RADIANT GLOBAL LOGISTICS (CANADA) INC.
Reason for Amendment: TO ADD DEBTOR RADIANT GLOBAL LOGISTICS (CANADA) INC.
77	20210830 1643 1901 0793 D ASSIGNMENT	WHEELS INTERNATIONAL INC.

WELLS FARGO EQUIPMENT FINANCE COMPANY
(Assignor)

TD EQUIPMENT FINANCE CANADA, A DIVISION OF THE TORONTO-DOMINION BANK
(Assignee)

WELLS FARGO EQUIPMENT FINANCE COMPANY
(Assignor)

THE TORONTO-DOMINION BANK
(Assignee)

C. British Columbia

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

None

D. Quebec

None

3. WHEELS INTERNATIONAL INC.

A. Ontario

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
1.	747289521 PPSA	2	20190103 1307 6005 7549 Reg. 07 year(s)	WHEELS INTERNATIONAL INC.	CWB NATIONAL LEASING INC.			X			X

2014 RAYMOND 770-R45TT REACH TRU (VIN: 770-14-CC44030)

2012 TOYOTA 7FBEU20 REACH TRUCK (VIN: 20396)

2011 RAYMOND 8400 FRE60L PALLET (VIN: 840-11-89846)

2011 RAYMOND 8400 FRE60L PALLET (VIN: 840-11-89841)

General Collateral Description:
ALL REACH TRUCKS, PALLET TRUCKS? COMMERCIAL CLEANING EQUIPMENT-FLOOR SCRUBBER OF EVERY NATURE OR KIND DESCRIBED IN AGREEMENT NUMBER 2916526, BETWEEN THE SECURED PARTY AND THE DEBTOR, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES AND SUBSTITUTIONS.

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

2.	742363245 PPSA	4	20180803 1443 6005 3938 Reg. 06 year(s)	WHEELS INTERNATIONAL INC.	CWB NATIONAL LEASING INC.			X			X
		2008 RAYMOND 740R35TT TRUCK FORK (VIN: 740-08-CB112633) General Collateral Description: AGREEMENT NUMBER 2880343
.	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
3.	735599448 PPSA	52	20180111 1428 6005 8991 Reg. 07 year(s)	WHEELS INTERNATIONAL INC.	NATIONAL LEASING GROUP INC.			X			X

2013 RAYMOND ORDER PICKER 540-13-A17354 (VIN: 54013A17354)

2012 RAYMOND DEEP REACH 750RD32TT (VIN: 75012AA32263)

General Collateral Description:
FORKLIFTS COMES WITH NEW BATTERIES, USED CHARGER AND RELATED COMPONENTS? AGREEMENT #2852209

	File No.	Enquiry Page No.	Reg. No.	Debtor(s)	Secured Party	Collateral Class.
						CG	I	E	A	O	MV
4.	733182975 PPSA	53	20171023 1111 6005 7320 Reg. 07 year(s)	WHEELS INTERNATIONAL INC.	NATIONAL LEASING GROUP INC.			X			X

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

2012 TOYOTA 3 WHEEL FORKLIFT T 7FBEU20 (VIN: 20565)

2011 RAYMOND FORKLIFT TRUCK 740 DR32TT (VIN: 74011FB23623)

2011 RAYMOND FORKLIFT TRUCK 740 DR32TT (VIN: 74011FB23622)

2012 RAYMOND FORKLIFT TRUCK 740 DR32TT (VIN: 74012FB23624)

General Collateral Description:
FORKLIFT TRUCKS COMES WITH NEW BATTERIES AND USED CHARGERS AND RELATED COMPONENTS? AGREEMENT #2839629

55	20171215 1444 6005 8432 A AMENDMENT	WHEELS INTERNATIONAL INC.				X	X
Reason for Amendment: ADD SERIAL NUMBER OF FORKLIFT 2011 RAYMOND DEEP REACH FORKLI 740 DR32TT (VIN: 74011FB23625)
56	20171215 1448 6005 8434 F PART DISCH	WHEELS INTERNATIONAL INC.
2011 RAYMOND FORKLIFT TRUCK 740 DR32TT (VIN: 74011FB23623) 2012 RAYMOND FORKLIFT TRUCK 740 DR32TT (VIN: 74012FB23624) General Collateral Description: AGREEMENT #2839629
	File No.	Enquiry	Reg. No.	Debtor(s)	Secured Party	Collateral Class.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

		Page No.
						CG	I	E	A	O	MV
5.	732443967 PPSA	57	20170929 1331 6005 6965 Reg. 07 year(s)	WHEELS INTERNATIONAL INC.	NATIONAL LEASING GROUP INC.			X			X
		2009 RAYMOND REACH FORKLIFT 740R45TT (VIN: 740-09-CB15412) 2013 RAYMOND FORKLIFT 540-OPC30TT (VIN: 540-13-A17353) General Collateral Description: AGREEMENT NUMBER 2836487.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

SCHEDULE “B”

LOCATION OF ASSETS, PLACES OF BUSINESS, REGISTERED AND CHIEF EXECUTIVE OFFICES

Obligors currently have the following business locations, and no others*:

NAME	REGISTERED OFFICE	CHIEF EXECUTIVE OFFICE	OTHER LOCATIONS
Canadian Obligors

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

Radiant Global Logistics (Canada) Inc.	1280 Courtneypark Drive East Mississauga, ON L5T 1N6	1280 Courtneypark Drive East Mississauga, ON L5T 1N6

4762 boul. Samson, Suite 101
Laval, QC H7W 2H7

1587 Derwent Way, Unit A
Annacis Island
Delta, BC V3M 6K8

2626 Country Hills Blvd NE #40
Calgary, AB

T3N 1A7

1881 120th Avenue, N.E.

Calgary, AB

T3K 0S5

65 Skyway Avenue

Toronto, ON

M9W 6C7

12480 Coleraine Drive

Bolton, ON

L7E 4M2

12490 Coleraine Drive

Bolton, ON

L7E 4M2

250 Summerlea Blvd
Brampton, ON

L6T 3V6

2062698 Ontario Inc.	1280 Courtneypark Drive East Mississauga, ON L5T 1N6	1280 Courtneypark Drive East Mississauga, ON L5T 1N6	None

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

U.S. Obligors
Radiant Logistics, Inc.	The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

Radiant Global Logistics, Inc.	711 Capitol Way S. Suite 204 Olympia, WA 98501	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057

514 Kaiser Drive
Folcroft, PA 19032

25911 Northline Commerce Drive
Suite 300
Taylor, MI 48180

4320 Executive Drive
Suite 200
Southaven, MS 38672

216 West Village Boulevard
Suite 301
Laredo, TX 78041-2322

733 West 22nd Street
Tempe, AZ 85282

1421 Charles Willard Street
Carson, CA 90746

5440 SW Westgate Drive
Suite 325
Portland, OR 97221

50 Mayfield Avenue
Edison, NJ 08837

21175 South Main Street
Carson, CA 90745

2741 Turnpike Industrial Drive
Middletown, PA 17057

8901 First Industrial Drive
Southaven, MS 38671

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

182-09 149th Road,
Jamaica, NY 11413

149-39 Guy R. Brewer Boulevard
Jamaica, NY 11434

5655 General Washington Drive
Suite D
Alexandria, VA 22312

Parkway West Business Park
1407 Parkway View Drive
Pittsburgh, PA 15205

400 Olmos, Building 4, Suite 200
McAllen, Texas 785571501

1312 Northland Drive, Suite 200
Mendota Heights, MN 55120

Radiant Transportation Services, Inc.	The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Radiant Logistics Partners LLC	The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

Adcom Express, Inc.	1010 Dale Street N. St. Paul, MN 55117-5603	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
DBA Distribution Services, Inc.	820 Bear Tavern Road West Trenton, NJ 08628	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
International Freight Systems (of Oregon), Inc.	780 Commercial Street, Suite 100 Salem, OR 97301	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Green Acquisition Company, Inc.	711 Capitol Way S. Suite 204 Olympia, WA 98501	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
On Time Express, Inc.	3800 N. Central Avenue, Suite 460 Phoenix, AZ 85012	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Radiant Off-Shore Holdings LLC	711 Capitol Way S. Suite 204 Olympia, WA 98501	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Radiant Trade Services, Inc.	711 Capitol Way S. Suite 204 Olympia, WA 98501	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

Radiant Road & Rail, Inc.	The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Radiant Global Logistics (CA), Inc.	The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Radiant Customs Services, Inc.	28 Liberty Street New York, NY 10005	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Service By Air, Inc.	28 Liberty Street New York, NY 10005	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Highways & Skyways, Inc.	306 West Main St. Suite 512 Frankfort, KY [ZIP Code]	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	4617 Allmond Avenue, Suite C Louisville, KY 40209
Radiant Logistics Global Services, Inc.	The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

Navegate, Inc.	319 South Coteau St. Pierre, SD 57501	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	1225 Greenbriar Dr., Suite B Addison, Ill 60101 347 Old Highway 8 NW New Brighton MN 55112 1300 Mendota Heights Rd Mendota Heights MN 55120
Radiant World Trade Services, Inc.	1010 Dale Street N. St. Paul, MN 55117-5603	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	2131 Logistics Court Joliet, IL 60436
Centrade, Inc.	1010 Dale Street N. St. Paul, MN 55117-5603	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Navegate Domestic, LLC	319 South Coteau St. Pierre, SD 57501	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Navegate Logistics, Ltd.	319 South Coteau St. Pierre, SD 57501	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None
Radiant Logistics Domestic Services, Inc.	The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801	Triton Towers Two 700 S. Renton Village Place, Seventh Floor Renton, WA 98057	None

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

-

*other than the independently owned agent station locations

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

SCHEDULE “C”

CORPORATE CHART

(See Attached)

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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SCHEDULE “D”

AGREEMENT OF NEW OBLIGOR SUPPLEMENT TO LOAN AGREEMENT

[see reference in Section 4.1(c)]

THIS AGREEMENT supplements the second amended and restated loan agreement dated as of [DATE], 2022 between Radiant Global Logistics (Canada) Inc. and others, as Obligors, and Fiera Private Debt Fund V LP, as Lender, as amended, supplemented, restated or replaced from time to time (the “Loan Agreement”).

RECITALS:

A. Capitalized terms used and not defined in this Agreement have the respective meanings defined in the Loan Agreement.

B. The Loan Agreement contemplates that certain further Subsidiaries of the Borrower shall become Obligors in certain circumstances.

C  (the “New Subsidiary”) is required by the Loan Agreement to become an Obligor.

D. Security and other documents required by Section 4.1 of the Loan Agreement have been delivered by or in respect of the New Subsidiary.

THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

1. The New Subsidiary hereby acknowledges and agrees to the terms of the Loan Agreement and agrees to be bound by all obligations of an Obligor under the Loan Agreement as if it had been an original signatory to it.

2. The Lender acknowledges that the New Subsidiary shall be an Obligor as of the date of this Agreement.

(signatures on following page)

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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IN WITNESS OF WHICH, the undersigned have executed this Agreement as of the ● day of ●, 20●.

FIERA PRIVATE DEBT FUND V LP by its general partner, FIERA PRIVATE DEBT FUND GP INC.
Per:
Name: Title:
Per:
Name: Title:
I/We have authority to bind the Corporation

[NEW SUBSIDIARY]
Per:
Name: Title:
Per:
Name: Title:
I/We have authority to bind the Corporation

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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SCHEDULE “E”

DISPUTES

None.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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SCHEDULE “F”

EXISTING DEBT

GL Account	Indebtedness	6/30/2022
240200	Current Portion of Operating Lease	$ 8,898,145.00	New GAAP Accounting
240100	Current Portion of Finance Lease	$560,816.00	New GAAP Accounting
260200	Long Term Portion of Operating Lease	$38,910,463	New GAAP Accounting
260100	Long Term Portion of Finance Lease	$1,212,922.00	New GAAP Accounting

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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SCHEDULE “G”

EXISTING INVESTMENTS

None.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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SCHEDULE H

FORM OF COMPLIANCE CERTIFICATE

Check for distribution to public and private side Lenders

Financial Statement Date: [________, ____]

TO: Bank of America, N.A., as Administrative Agent

AND TO: Fiera Private Debt Fund IV LP and Fiera Private Debt Fund V LP

RE: Credit Agreement, dated as of [DATE], 2022, by and among Radiant Logistics, Inc., a Delaware corporation (the “Company”), Radiant Global Logistics, Inc., a Washington corporation (“Radiant Global”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement or the Fiera Loan Agreements, as applicable)

Second Amended and Restated Loan Agreement, dated as of [DATE], 2022 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Fiera V Loan Agreement”), among Radiant Global Logistics (Canada) Inc. (the “Canadian Borrower”), the guarantors party thereto and Fiera Private Debt Fund V LP (“Fiera V”)

Second Amended and Restated Loan Agreement, dated as of [DATE], 2022 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Fiera IV Loan Agreement” and collectively with the Fiera V Loan Agreement, the “Fiera Loan Agreements”), among the Canadian Borrower, the guarantors party thereto and Fiera Private Debt IV LP (“Fiera IV”)

DATE: [Date]

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the [_____________________]1 of the Company, and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent, Fiera IV and Fiera V on the behalf of the Company and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

[1] This certificate should be from the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Company.

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement and Section 5.01(a) of each of the Fiera Loan Agreements for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement and Section 5.01(b) of each of the Fiera Loan Agreements for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the Fiera Loan Agreements and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by such financial statements.

3. A review of the activities of the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company and each of the other Loan Parties performed and observed all their obligations under the Loan Documents (as defined in the Credit Agreement and each of the Fiera Loan Agreements, as applicable), and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents (as defined in the Credit Agreement and each of the Fiera Loan Agreements, as applicable) applicable to it, and no Default has occurred and is continuing.]

--or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement, Article 2 of the Fiera Loan Agreements or any other Loan Document (as defined in the Credit Agreement and each of the Fiera Loan Agreements, as applicable), or which are contained in any document furnished at any time under or in connection therewith are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

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hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement, including the statements in connection with which this Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Certificate.

6. The Company confirms:

(a) All source deductions (consisting of employee income tax, Canada Pension Plan, and employment insurance premiums) have been paid by every Canadian Subsidiary to current status.

Complied: [Yes/No]

(b) All property Taxes have been paid by all Obligors and are current.

Complied: [Yes/No]

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

The undersigned Responsible Officer of the Company has caused this Compliance Certificate to be executed as of the date first above written.

RADIANT LOGISTICS, INC.,
a Delaware corporation
By:
Name:
Title:

RADIANT GLOBAL LOGISTICS (CANADA)
an Ontario corporation
By:
Name:
Title:

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

Schedule A

Calculation of Financial Covenants

Financial Statement Date: [________, ____] (the “Statement Date”)

In the event of conflict between the provisions and formulas set forth in this Schedule A and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

I.	Section 7.11(a) – Consolidated Net Leverage Ratio.
A.	Consolidated Funded Indebtedness as of the Statement Date

1. the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Credit Agreement and Indebtedness under the Fiera Loan Agreements) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

$_________
	2. all purchase money Indebtedness:	$_________

3. the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments:

$_________
	4. all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$_________
	5. all Attributable Indebtedness:	$_________

6. all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:

$_________
	7. without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in lines (1) through (6) above of Persons other than the Company or any Subsidiary:	$_________

8. all Indebtedness of the types referred to in lines (1) through (7) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary:

$_________
	9. Consolidated Funded Indebtedness (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8):	$_________
B.

Unrestricted and unencumbered (other than Liens in favour of the Administrative Agent, Fiera IV and Fiera V) cash of the Obligors as of the Statement Date. [Note: Confirm whether this should reference all 3 lenders.]

$_________

Second A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2022

C.

Consolidated EBITDA for most recently completed four (4) fiscal quarters of the Company ending as of the Statement Date (such period, the “Subject Period”), determined on a Pro Forma Basis, in accordance with GAAP, the following:

	1.	Consolidated Net Income:	$_________
	2.	Consolidated Interest Charges:	$_________
	3.	the provision for federal, state, local and foreign income taxes payable:	$_________
	4.	depreciation and amortization expense:	$_________
5.

non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods):

$_________
6.

the amount of cost savings and synergies related to any Permitted Acquisition that are projected by the Company in good faith and certified by a Responsible Officer of the Company in writing (A) as being reasonably identifiable and reasonably attributable to the actions specified and (B) reasonably anticipated to result from actions taken (or with respect to which substantial steps have been taken or are expected to be taken) within 24 months after such Permitted Acquisition, which cost savings and synergies shall be calculated on a pro forma basis as though they had been realized on the first day of such period, net of the amount of actual benefits realized from such actions[2]:

$_________

[2]The aggregate amount added back pursuant to this Line I.C.6 when taken together with the aggregate amount added back pursuant to Line I.C.7 shall not exceed ten percent (10%) of Consolidated EBITDA (calculated prior to giving effect to this addback and the addback provided for in Line I.C.7 herein) in the aggregate for any period.

A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2020

7.	severance costs, relocation costs, lease termination costs and restructuring costs associated with any Permitted Acquisition[3]:	$_________
8.

reasonable and documented costs, fees and expenses incurred on or before the date that is ninety (90) days after the Closing Date in connection with the negotiation, execution and delivery of the Credit Agreement, the Fiera Loan Agreements and the other Loan Documents (as defined in the Credit Agreement and the Fiera Loan Agreements, as applicable):

$_________
9.

reasonable and documented out-of-pocket fees and expenses incurred in connection with any Permitted Acquisition in an aggregate amount not to exceed ten percent (10%) of the respective target’s EBITDA for any such Acquisition:

$_________
10.	Equity Credits:	$_________
11.	non-cash gains (excluding any such non-cash gains to the extent there were cash gains with respect to such gains in past accounting periods):	$_________
12.	Consolidated EBITDA (Lines I.C.1 + (2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10)[4] - 115):	$_________
13.

To the extent an Acquisition has been consummated by the Company or any of its Subsidiaries during the Subject Period, Consolidated EBITDA attributable to the property, division, line of business or the Person subject to such Acquisition, determined on a Pro Forma Basis:

$_________
14.

To the extent a Disposition of any Subsidiary or all or substantially all of a division or a line of business has been consummated by the Company or any of its Subsidiaries during the Subject Period, Consolidated EBITDA attributable to the division, line of business or the Subsidiary subject to such Disposition, determined on a Pro Forma Basis:

$_________
15.	Consolidated EBITDA, determined on a Pro Forma Basis (Lines I.B.12 + 13 – 14)

[3]The aggregate amount added back pursuant to this Line I.C.7 when taken together with the aggregate amount added back pursuant to Line I.C.6 shall not exceed ten percent (10%) of Consolidated EBITDA (calculated prior to giving effect to this addback and the addback provided for in Line I.C.6 herein) in the aggregate for any period.

[4]To the extent deducted in calculating such Consolidated Net Income (without duplication).

[5]Without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for the Subject Period.

A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2020

D.	Consolidated Net Leverage Ratio (Line 1.A.9 – Line 1.B) ÷ Line I.C.15)	____ to 1.00[6]

II.	Section 7.11(b) – Consolidated Interest Coverage Ratio.
A.	Consolidated EBITDA of the Company and its Subsidiaries for the Subject Period, determined on a Pro Forma Basis (Line I.C.15.):
B.	Consolidated Interest Charges for the Subject Period:	$_________
C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B):	_______ to 1.00[7]

[6] Not to exceed 3.00 to 1.00; provided,that, for each of the four (4) fiscal quarters immediately following a Qualified Acquisition, commencing with the fiscal quarter in which such Qualified Acquisition was consummated (such period of increase, the “Leverage Increase Period”), the required ratio set forth above shall, upon receipt by the Administrative Agent of a Qualified Acquisition Notice, be increased to 3.50 to 1.00; provided, further, that, (i) there shall only be two (2) Leverage Increase Periods during the term of the Credit Agreement, (ii) the maximum Consolidated Net Leverage Ratio shall revert to 3.00 to 1.00 at the end of such four (4) fiscal quarter period, (iii) the Company may not elect a Leverage Increase Period for at least two (2) full fiscal quarters following the end of a Leverage Increase Period before a new Leverage Increase Period is available again and (iv) each Leverage Increase Period shall apply only with respect to the calculation of the Consolidated Net Leverage Ratio for purposes of determining compliance with Section 7.11 of the Credit Agreement and Section 6.11 of the Fiera Loan Agreements and for purposes of any Qualified Acquisition Pro Forma Determination; provided, that, for purposes of determining the permissibility of any Qualified Acquisition, the Consolidated Net Leverage Ratio shall not be greater than 3.25 to 1.00, recomputed as of the end of the Measurement Period most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement and 5.1(a) or 5.1(b) of the Fiera Loan Agreements after giving effect to such Acquisition on a Pro Forma Basis.

[7]Not to be less than 3.00 to 1.00.

A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2020

SCHEDULE I

TRANSACTIONS WITH AFFILIATES

None.

A & R Loan Agreement - FPD V Loan to Radiant Global Logistics (Canada) Inc. – 2020